Exhibit 99.2

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

dated as of February 10, 2015

by and among

CHMI SOLUTIONS, INC.,

as Buyer,

AURORA FINANCIAL HOLDING COMPANY, INC.,

as Seller,

AURORA FINANCIAL GROUP, INC.,

as the Company,

and

WILLIAM RAFTERY

i

TABLE OF CONTENTS

(Continued)

ii

TABLE OF CONTENTS

(Continued)

Annex I	Sample Calculation of Adjusted Book Value

Exhibit A	Form of Holdback Agreement
Exhibit B	Form of Mutual Release

iii

SECURITIES PURCHASE AGREEMENT, dated as of February 10, 2015 (this “Agreement”), by and among CHMI SOLUTIONS, INC., a Delaware corporation (“Buyer”); AURORA FINANCIAL HOLDING COMPANY, INC., a New Jersey corporation (“Seller”), AURORA FINANCIAL GROUP, INC., a New Jersey corporation (the “Company”); and WILLIAM RAFTERY, an individual (the “Majority Shareholder”). Buyer, Seller, the Company and the Majority Shareholder are collectively referred to herein as, the “Parties” or, individually, a “Party”.

W I T N E S S E T H:

WHEREAS, Seller owns one hundred percent (100%) of the issued and outstanding shares of the Capital Securities (defined below) of the Company (the “Purchased Securities”);

WHEREAS, the Company is a multi-state licensed mortgage origination and servicing entity that originates mortgage loans directly to consumers; and

WHEREAS, Seller wishes to sell, and Buyer wishes to purchase, the Purchased Securities, upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

1.1 Definitions. The following definitions apply to the terms set forth below as used in this Agreement:

“Action” means any civil, criminal or administrative claim, demand, litigation, action, suit, investigation, prosecution, arbitration, mediation or proceeding.

“Acquisition Proposal” has the meaning set forth in Section 6.5(a).

“Adjusted Book Value” means the adjusted book value of the Company calculated in accordance with (A) GAAP applied in a manner consistent with the Company Audited Financial Statements as of and for the period ended December 31, 2013, (B) the sample calculation of Adjusted Book Value attached hereto as Annex I, and (C) using the marked to market valuation of the Servicing Rights as provided in Section 2.3(a).

“Advances” means with respect to any Mortgage Loan, payments of principal, interest, taxes, insurance, ground rents, assessments, foreclosure fees and costs, bankruptcy fees, inspection and maintenance fees and similar charges advanced on behalf of the related Mortgagor and recoverable by the servicer from the Mortgagor, the PMI company, if any, another third party, or the Investor in conformity with the Applicable Requirements.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person, and, in the case of Buyer, shall include Freedom Mortgage Corporation.

“Agency” means the FHA, FHLMC, VA, HUD, FNMA, GNMA, CFPB or any other agency, board, bureau, department or commission with authority to regulate or license the business of the Company, as applicable.

“Agreement” means this Agreement, as it may hereafter be amended in accordance with its terms, including all Schedules and Exhibits hereto.

“Applicable Requirements” means, as of the time of reference, , (a) all obligations under any Contracts (including the Servicing Agreements), (b) all Laws and Orders applicable to the Company, any Originator and/or any Prior Servicer, (c) all applicable Guides, including the requirements and guidelines of any Investor, Agency, Governmental Authority, board, commission, instrumentality or other governmental or quasi-governmental body or office, and (d) other material applicable requirements, handbooks, manuals and guidelines of the Company.

“Asset Acquisition Statement” has the meaning set forth in Section 2.7.

“Asset Closing” means the consummation of the transactions contemplated by the Asset Purchase Agreement.

“Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of January 12, 2015, by and between the Company and FMC.

“Bankruptcy and Equity Exceptions” has the meaning set forth in Section 4.3.

“Board” means the board of directors of Seller.

“Business” means the Mortgage Loan origination and servicing business of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required or authorized by applicable Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer ABV Calculation” has the meaning set forth in Section 2.3(c).

“Buyer Closing Statement” has the meaning set forth in Section 2.3(c).

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., as in effect on the date of this Agreement.

“CFPB” means the Consumer Financial Protection Bureau or any successor thereto.

“Charges” means all taxes, government assessments, hazard and mortgage insurance premiums, water, sewer, municipal charges and common charges of condominiums or planned unit developments and similar charges relating to the Mortgage Loans and required to be timely paid under the Applicable Requirements.

“Closing” has the meaning set forth in Section 2.5.

“Closing Date” means the date on which the Closing occurs.

“Closing Date ABV” has the meaning set forth in Section 2.3(d).

“Closing Date Payment” has the meaning set forth in Section 2.2(b)(ii).

“Closing Tape” means a computer readable tape, diskette or other mutually agreed electronic format containing the following loan level data with respect to the Mortgage Loans being Serviced by the Company as of a specific date:

UPB	Note Rate
Loan Level Guaranty Fee	Pass Through Rate
Net Servicing Fee	Loan Type
Investor Type	Remittance Type
Amortization Type	Original Term
Remaining Term or Age	Property State
P&I and T&I Constants	Origination Date
ARM Index & Margin, if app.	Property Type
LTV	Occupancy Type
Pool #/Pool Type/ Pool Mo.	Due Date
Credit Scores (i.e. FICO), if available	Mortgage Insurance Information
Foreclosure flag	Bankruptcy flag
Litigation flag	203K Active flag

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the real property and all improvements thereon securing a Mortgage Loan of the Company.

“Common Stock” has the meaning set forth in Section 4.2(a).

“Company” has the meaning set forth in the Preamble.

“Company Audited Financial Statements” has the meaning set forth in Section 4.11(a).

“Company Balance Sheet” has the meaning set forth in Section 4.11(a).

“Company Financial Statements” has the meaning set forth in Section 4.11(a).

“Company Interim Financial Statements” has the meaning set forth in Section 4.11(a).

“Compensation and Benefit Plans” means any employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and all bonus, incentive compensation, deferred compensation, change of control, pension, retirement, thrift, savings, employee ownership, equity-based arrangement, severance, collective bargaining, welfare and fringe benefit plans, employment, consulting, severance, termination, vacation, death benefit, hospitalization or other medical, disability, life, retiree medical or other insurance, supplemental unemployment benefit plan, program, agreements, commitments, practices, policies and arrangements, whether written or oral, maintained or contributed to by the Company or any of its ERISA Affiliates (or with respect to which the Company or any of its ERISA Affiliates has any obligation to contribute or make benefit payments) as of the date of this Agreement for the benefit of any current or former employee, consultant, limited partner, director, manager, or service provider of the Company or any of its ERISA Affiliates, or their respective beneficiaries, or with respect to which the Company or any of its ERISA Affiliates has any present or future Liability.

“Consent” means any consent, notice, approval, license, authorization, Order, Permit, qualification, exemption, termination right or waiver (including any right to cancel any material benefit of the Company under a Contract) to be obtained from, or registration, declaration or filing with, any Governmental Authority or other Person.

“Constituent Document” means, relative to a Person that is not a natural person, its certificate of incorporation, bylaws, certificate of partnership, partnership agreement, certificate of formation, limited liability company agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such entity’s Capital Securities or any Rights relating to any such Capital Securities; in each of the foregoing cases, to which such Person is a party or bound.

“Contract” means, with respect to any Person, any written agreement, contract, lease, obligation, commitment, promise or undertaking, including any indenture, mortgage, deed of trust or note.

“Control”, “Controlling” and “Controlled” and words of similar import means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by Contract or otherwise.

“Custodial Account” means an account maintained by the Company in accordance with the Applicable Requirements for the deposit of principal and interest payments received in respect of one or more Mortgage Loans.

“Deductible” has the meaning set forth in Section 9.4(a).

“Delinquent Mortgage Loan” means a Mortgage Loan that is being serviced by the Company under the Servicing Agreements that is more than sixty (60) days delinquent on the Closing Date.

“Disclosure Schedules” collectively means the Schedules delivered by Seller to Buyer on the date hereof.

“Environmental Claim” means any Action, or notice (written or oral) by any Person alleging potential Liability (including potential Liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, release or threatened release of any Hazardous Materials at any location, whether or not owned or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Law” means any Laws relating to pollution or protection of human health or safety or the environment, including Laws relating to the exposure to, or releases or threatened releases of, Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Materials and all Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials (including CERCLA).

“Environmental Permit” means any Permit required under any Environmental Law to conduct the business of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code.

“Escrow Accounts” means all escrow and impound accounts, other than a Custodial Account, maintained under the Applicable Requirements relating to the Mortgage Loans including, without limitation, all accounts established for purposes of receiving funds for the payment of Charges, suspense, buydown funds, unapplied balances, replacement reserve balances, loss draft balances, completion escrow monies and any other miscellaneous cash balances held with respect to the Mortgage Loans.

“Escrows” means, as of any date of determination, amounts on deposit in an Escrow Account.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FHA” means the Federal Housing Administration of the Department of Housing and Urban Development of the United States of America or any successor thereto.

“FHLMC” means the Federal Home Loan Mortgage Corporation or any successor thereto.

“Final Closing Date Payment” has the meaning set forth in Section 2.3(e).

“Financing Facilities” means all of the financing arrangements with respect to certain of the Mortgage Loans of the Company, including those that are set forth in Schedule 1.1(a).

“Firstrust” means Firstrust Bank.

“Firstrust MSR Guaranty Agreement” means, with respect to the Firstrust MSR Line, the Guaranty and Suretyship Agreement dated as of November 26, 2013 by the Majority Shareholder in favor of Firstrust.

“Firstrust MSR Line” means the $2.5 million line of credit by Firstrust in favor of the Company pursuant to that certain Loan and Security Agreement dated as of November 26, 2013 between Firstrust and the Company.

“Firstrust Warehouse Guaranty Agreements” means, with respect to the Firstrust Warehouse Line, the Guaranty and Suretyship Agreement dated as of February 28, 2011 by Seller in favor of Firstrust and the Guaranty and Suretyship Agreement dated as of February 28, 2011 by the Majority Shareholder in favor of Firstrust.

“Firstrust Warehouse Line” means the $25 million line of credit by Firstrust in favor of the Company pursuant to that certain Amended and Restated Warehousing Loan and Security Agreement dated February 28, 2011 between Firstrust and the Company, as amended by the Amendment to Mortgage Warehousing Agreement dated November 14, 2011, the Amendment to Mortgage Warehousing Agreement dated February, 2012, the Amendment to Mortgage Warehousing Agreement dated March, 2013, the Amendment to Mortgage Warehousing Agreement dated March, 2014 and the Amendment to Mortgage Warehousing Agreement dated January 30, 2015.

“FMC” or “Freedom” means Freedom Mortgage Corporation, a New Jersey corporation.

“FNMA” means the Federal National Mortgage Association or any successor thereto.

“Fundamental Representations and Warranties” has the meaning set forth in Section 9.1(a)(i).

“GNMA” means the Government National Mortgage Association.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any municipal, local, city or county government, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled by any of the foregoing.

“Guides” means any and all applicable rules, regulations, requirements and guidelines of any insurer, Agency or Investor, as the same may be amended from time to time, including, as applicable, (a) the handbooks of HUD, the VA and the Rural Housing Service, (b) the Fannie Mae Selling and Servicing Guides, (c) the Freddie Mac Sellers’ and Servicers’ Guides, and (d) the GNMA Mortgage Backed Securities Guides.

“Hazardous Materials” means (a) petroleum, petroleum products, asbestos, asbestos-containing materials or polychlorinated biphenyls and (b) any substance, waste or material listed, defined, designated, classified or regulated as a pollutant or contaminants, or as hazardous, toxic, radioactive, petroleum or oil, or subject to Liability or to a requirement for investigation or remediation, under any applicable Environmental Law or by any Governmental Authority.

“Holdback Agent” means Firstrust Bank, a Pennsylvania state chartered banking association.

“Holdback Agreement” has the meaning set forth in Section 2.2(b)(ii)(A).

“Holdback Fund” means the Holdback Payment, together with any accrued interest thereon.

“Holdback Payment” has the meaning set forth in Section 2.2(b)(ii)(A).

“HUD” means the Department of Housing and Urban Development of the United States of America or any successor thereto.

“Indebtedness” means (a) all indebtedness for borrowed money (including the Financing Facilities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), whether or not evidenced by a writing, (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar written instrument, (c) all obligations under financing or capital leases, (d) all obligations in respect of acceptances (such as a time draft or bill of exchange) issued or created, (e) notes payable and drafts accepted representing extensions of credit, (f) all Liabilities secured by any Lien other than Permitted Liens, (g) letters of credit and any other agreements relating to the borrowing of money or extension of credit and any other agreements relating to the borrowing of money or extension of credit and (h) any guarantee of any of the foregoing obligations.

“Indemnified Party” shall mean a Buyer Indemnified Party or a Seller Indemnified Party, as applicable.

“Indemnifying Party” has the meaning set forth in Section 9.7.

“Indemnity Reduction Amounts” has the meaning set forth in Section 9.6.

“Independent Accountants” means a regionally recognized independent public accounting firm mutually agreeable to Seller and Buyer.

“Initial Payment” means an amount equal to the product of (1)(x) the UPB as of the Asset Closing, multiplied by (y) the Pricing Percentage, multiplied by (2) 0.05.

“Insurance Policies” has the meaning set forth in Section 4.17.

“Intellectual Property Rights” means all intellectual property rights and similar proprietary rights throughout the world, including all rights in and to (a) patents and patent applications, invention disclosures, continuations, continuations-in-part, divisionals, reissues, re-examinations and patent extensions, (b) Trademarks, (c) registered and unregistered copyrights (including registrations and applications therefor) and rights in designs, (d) Software, (e) Internet domain names, (f) trade secrets, know-how and rights to confidential or proprietary information and data (including databases) and (g) all rights of publicity and other rights to use the names and likeness of individuals.

“Interim Balance Sheet” has the meaning set forth in Section 4.11(a).

“Investor” means any public or private investor who has purchased any of the Mortgage Loans or holds beneficial title to the Mortgage Loans.

“Knowledge of Seller” means the actual or constructive knowledge, after reasonable inquiry, of William Raftery, Pat Taylor and Greg Crocker.

“Law” means any law, statute, ordinance, regulation, rule, code, official interpretation, mortgagee letter or other interpretive material, or other requirement or rule enacted or promulgated by any Governmental Authority, including any Order.

“Leased Real Property” has the meaning set forth in Section 4.13(a).

“Liabilities” means debts, liabilities, commitments, obligations (including guarantees and other forms of credit support), claims, Losses, damages, deficiencies, fines, costs and expenses, whether accrued or fixed, absolute or contingent, matured or unmatured, on- or off-balance sheet, liquidated or unliquidated, known or unknown, disputed or undisputed, secured or unsecured, vested or unvested, executory, determined or determinable, direct or indirect, and whether or not required by US GAAP to be reflected in financial statements or disclosed in the notes thereto, including those arising under any Law or Action and those arising under any Contract or otherwise.

“License Agreement” means any Contract pursuant to which any right or immunity to use or exploit any Intellectual Property Rights has been granted (including by means of a covenant not to sue or a release).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien, license, lease, charge, option, conditional sales agreement, adverse claim of ownership or use, title defect, easement, encroachment, servitude, right of first refusal, right of first offer, restriction or covenant with respect to use, voting, transfer, receipt of income, or exercise of any other attribute of ownership (other than any restriction on transferability imposed by applicable state or federal securities Laws) or other restriction of any kind.

“Listed Intellectual Property” has the meaning set forth in Section 4.6(a).

“Loan Documents” means all documents whether on hard copy, computer record or any other format, evidencing or pertaining to a particular Mortgage Loan of the Company with respect to the processing, origination, servicing subservicing, payment and foreclosure of such Mortgage Loan of the Company, including the Mortgage Note, Mortgage, ledger or other cards, tax bills, accruals records, insurance policies, payment and remittance records and any document required to be maintained under, or that are necessary to comply with Applicable Requirements.

“Loan Loss Reserve” means $700,000.

“Loss” has the meaning set forth in Section 9.2.

“Marlton Landlord” means the landlord under the Marlton Lease.

“Marlton Lease” means the Lease Agreement dated May 10, 1999 between NY Credit Marlton, LLC (as successor to Woodgate Marlton LLC, Spring 2 Marlton LLC and Basile Marlton LLC, as successors to Greentree Place, LLC, as successor to Riggs Bank, N.A., as Trustee of the Multi-Employer Property Trust) and the Company, as amended by the First Amendment thereto dated April 30, 2004, the Second Amendment thereto dated July 31, 2007 and the Third Amendment thereto dated September 1, 2012.

“Marlton Security Deposit” means the security deposit of $11,960.04 held by the Marlton Landlord pursuant to the Marlton Lease.

“Material Adverse Effect” means a material adverse effect on (a) the operations, results of operations, assets, liabilities or financial condition of the Company, taken as a whole, but in each case shall not include the effect of events, changes and circumstances, directly or indirectly, arising out of or attributable to, (i) general economic or political conditions or the industries and markets in which the Company operates, (ii) interest rates, general financial market conditions, acts of God, war, terrorism or hostilities, (iii) any market as to which the pricing of residential asset backed securities is tied or linked to residential mortgage rates or the securities markets, (iv) changes or proposed changes in any Guides, Law, US GAAP or official interpretations of the foregoing, or (v) public announcement of this Agreement and/or the Asset Purchase Agreement and/or the transactions contemplated hereby and/or the Asset Closing or any other transaction contemplated by the Asset Purchase Agreement; provided, however, that, notwithstanding the foregoing, with respect to clauses (i), (ii), (iii) or (iv) such event, change or circumstance shall be included to the extent that it disproportionately affects the Company as compared to companies operating in the same industries and geographic areas as the Company operates; or (b) the ability of Seller and the Majority Shareholder to carry out their respective obligations under, and to consummate the transactions contemplated by, this Agreement on a timely basis.

“Material Contracts” has the meaning set forth in Section 4.8(a).

“MERS” means the Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and any successor thereto.

“Mortgage” means a mortgage, deed of trust or other similar security instrument that creates a Lien on real property.

“Mortgage Loan” means a loan evidenced by a Mortgage Note with respect to which the Mortgaged Property is Residential Property that is owned or serviced by the Company.

“Mortgage Note” means, with respect to a Mortgage Loan, a promissory note, or other evidence of Indebtedness, with respect to such Mortgage Loan secured by a Mortgage, together with any assignment, reinstatement, extension, endorsement or modification thereof.

“Mortgage Files” means, with respect to any of the Company’s Mortgage Loans, the file or files containing the photostatic copy or copies on other media and, to the extent required by applicable Law, original documents, of the Mortgage Note, any Mortgage or other documents creating or evidencing a security interest in the related Collateral and other Loan Documents with respect to each Mortgage Loan, as well as the related credit and closing packages, disclosures, custodial documents, and all other files, books, records and documents reasonably necessary to (i) establish the eligibility of the Mortgage Loans, for insurance by an insurer or for sale or delivery to an Investor, (ii) service the Mortgage Loans in accordance with Applicable Requirements, or (iii) comply with Applicable Requirements regarding documentation to be maintained by a servicer of a Mortgage Loan, or by the document custodian thereof.

“Mortgaged Property” means a fee simple Residential Property (or such other estate in real property as is commonly accepted as collateral for mortgage loans that are subject to secondary mortgage sales or securitizations) that secures a Mortgage Note and that is subject to a Mortgage.

“Mortgagor” means the obligor on a Mortgage Note.

“MSR Valuation” has the meaning set forth in Section 2.3(a).

“NJ Bulk Sales Law” has the meaning set forth in Section 6.6(f).

“Objection Notice” has the meaning set forth in Section 2.3(d).

“Order” means, with respect to any Person, any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency, other Governmental Authority or arbitrator binding upon such Person.

“Originator” means, with respect to any Mortgage Loan, any Person(s) that (a) took the loan application, (b) processed the loan application, (c) underwrote the loan application or (d) closed and/or funded the Mortgage Loan.

“Outside Closing Date” means June 30, 2015 or such date as may be mutually agreed by the Parties.

“P & I” means the payment of principal and interest due on a Mortgage Loan.

“PMI” means private mortgage insurance.

“Party” has the meaning set forth in the Preamble.

“Permit” means any permit, license, franchise, authorization, certificate, registration, qualification, ruling, waiver, variance or other form of permission, consent, concession, exemption, order, notice or approval issued by a Governmental Authority.

“Permitted Liens” means (a) Liens for Taxes that are not yet due and payable or which are being contested in good faith by appropriate proceedings and for which reasonable reserves have been made in the Company Financial Statements, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by Law, in each case, for amounts not yet due, (c) zoning, entitlement, building and land use regulations, customary covenants, defects of title, easements, rights of way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of the Company, and (d) Liens which, individually or in the aggregate, do not detract (other than in a de minimis manner) from the value, or interfere (other than in a de minimis manner) with the present ownership, use or operation, of any asset.

“Person” means any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, Governmental Authority, other legal entity or natural person.

“Pipeline Mortgage Loans” means Mortgage Loans in process, taken or originated by sales persons or agents of the Company, which are not closed and funded before the close of business on the Closing Date, as set forth on Schedule 4.18(m).

“Pool” means a group of Mortgage Loans that collateralize a mortgage-backed security issue.

“Pre-Closing Seller ABV Calculation” has the meaning set forth in Section 2.3(b).

“Pre-Closing Statement” has the meaning set forth in Section 2.3(b).

“Pre-Closing Returns” has the meaning set forth in Section 6.6(b).

“Pre-Closing Tax Periods” has the meaning set forth in Section 6.6(b).

“Pricing Percentage” means 0.9457%.

“Prior Servicer” means any Person that was the servicer or subservicer of any Mortgage Loan before the Company became the servicer of such Mortgage Loan.

“Purchase Price” has the meaning set forth in Section 2.2.

“Purchased Securities” has the meaning set forth in the Recitals.

“Real Property Leases” has the meaning set forth in Section 4.13(a).

“Reconciliation Period” has the meaning set forth in Section 2.3(d).

“Registered Intellectual Property” means any Intellectual Property Right that is subject to a registration or application for registration.

“Regulatory Documents” has the meaning set forth in Section 4.18(d).

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, partners, members, stockholders or other equity owners, agents and other representatives, including legal counsel, accountants and consultants.

“Residential Property” means a single parcel (or portion thereof) or multiple parcels (or portions thereof) of real property with a detached single-family residence thereon, or a two- to four-family dwelling, a townhouse, or an individual condominium unit in a condominium, a cooperative unit, or an individual unit in a planned unit development.

“Restricted Business” means (i) the business of the origination of mortgage loans for Residential Property and (ii) the business of servicing a portfolio of mortgage loans for Residential Property that are owned by one or more third parties.

“Rights” means, with respect to any Person, (a) securities, options, warrants, calls, rights, conversion or exchange rights, preemptive rights, rights of first refusal, redemption rights, repurchase rights, plans, “tag-along” or “drag-along” rights, commitments, agreements, arrangements or undertakings (i) obligating such Person or any of its Affiliates to issue, deliver, redeem, purchase or sell or otherwise transfer, or cause to be issued, delivered, redeemed, purchased or sold or otherwise transferred, any Capital Securities, of such Person or any of its Affiliates or any securities or obligations convertible or exchangeable into or exercisable for, any Capital Securities, (ii) giving any Person a right to subscribe for or acquire any Capital Securities, or (iii) obligating such Person or any of its Affiliates to issue, grant adopt or enter into any such right; or (b) stock appreciation, phantom stock, profit participation or similar rights with respect to the Capital Securities, of such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the preamble.

“Servicing Agreement” means any agreement between the Company and an Investor pursuant to which a Mortgage Loan is serviced.

“Servicing File” means with respect to each Mortgage Loan, a file containing all documents and information necessary to service the Mortgage Loan in accordance with the Applicable Requirements.

“Servicing Rights” or “Servicing” means with respect to Mortgage Loans, all of the Company’s (i) obligation to service the Mortgage Loans in accordance with the Applicable Requirements, (ii) right to receive the servicing fee income and any and all ancillary or other income including, without limitation, late charge income, and (iii) right to hold and administer the related Escrows and the records arising from or connected to any of the Mortgage Loans.

“Software” means any and all (a) computer programs and software, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) databases and compilations, including any and all data and collections of data, and (c) all documentation, including user manuals and training materials, relating to any of the foregoing.

“Straddle Period” has the meaning set forth in Section 6.6(b).

“Straddle Period Taxes” has the meaning set forth in Section 6.6(b).

“Subsidiary” means any Person of which the Company directly or indirectly owns more than fifty percent (50%) of the outstanding voting securities or that is required to be consolidated with the Company under US GAAP.

“T & I” means taxes and insurance.

“Tangible Personal Property” means all fixed assets and plant, property, machinery and equipment, furniture, fixtures, inventory, and other tangible personal property of the Company.

“Tax” and “Taxes” means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including all net income, gross income, gross receipts, gains, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, escheat, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax Authority, and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person, whether disputed or not.

“Tax Authority” means the IRS or any other Governmental Authority exercising any authority to impose, assess, or collect any Tax or any other authority exercising Tax regulatory authority.

“Tax Return” means any return, amended return or other report (including elections, declarations, claims for refund, disclosures, schedules, estimates and information returns) with respect to any Tax, including any schedule or attachment thereto, and including any and all amendments thereof.

“Territory” means each state where the Company maintains an office as of the date hereof, without giving effect to the transactions contemplated by the Asset Purchase Agreement.

“Terminated Contracts” has the meaning set forth in Section 6.3.

“Third-Party Claim” has the meaning set forth in Section 9.7(a).

“Trademarks” means registered and unregistered trademarks, service marks, trade dress, designs, logos, symbols, trade names, business names and other indications of origin (including registrations and applications for any of the foregoing) and any goodwill associated therewith.

“Transaction Documents” means this Agreement, the Holdback Agreement and any certificate delivered pursuant to this Agreement.

“Transactions” means the transactions contemplated by the Transaction Documents.

“UPB” means, as of any date of determination, the aggregate amount of all unpaid principal balance of all of the Mortgage Loans underlying the Company’s Servicing Rights, excluding any Mortgage Loans that are New Jersey Housing Authority Mortgage Loans.

“US GAAP” means, at any time, generally accepted accounting principles in the United States in effect as of such time, consistently applied.

“VA” means the United States Department of Veterans’ Affairs or any successor thereto.

“Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes,” “Exhibits” or “Schedules,” such reference shall be to a Recital, Article or Section of, or Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated. Words in the singular shall include the plural and vice versa, and words of one gender shall include the other genders, in each case, as the context requires. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes,” “including” or words of similar import are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. Whenever this Agreement shall require a Party to take an action, such requirement shall be deemed an undertaking by such Party to cause it, and to use its commercially reasonable efforts to cause its other Affiliates, to take appropriate action in connection therewith. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.

ARTICLE II

PURCHASE AND SALE; THE CLOSING

2.1 Sale of the Purchased Securities. Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign, transfer and deliver to Buyer on the Closing Date, and Buyer agrees to purchase from Seller on the Closing Date, the Purchased Securities, free and clear of any and all Liens. All certificates representing the Purchased Securities shall be duly endorsed to Buyer by Seller. No other certifications, opinions or other documents are required under the applicable Constituent Documents to transfer record ownership of the Purchased Securities to Buyer.

2.2 Purchase Price.

(a) Components of Purchase Price. In full consideration for the purchase by Buyer of the Purchased Securities from Seller, the aggregate purchase price (the “Purchase Price”) shall be the sum of:

(i) the Initial Payment; and

(ii) the Closing Date Payment.

(b) Payment of Purchase Price.

(i) Initial Payment. Simultaneously with, and conditioned upon, the Asset Closing, Buyer shall pay to Seller the Initial Payment. Upon payment, the Initial Payment shall immediately be nonrefundable to Buyer (but credited against the purchase price of the Servicing Rights if purchased as contemplated in the Asset Purchase Agreement).

(ii) Closing Date Payment. At the Closing, Buyer shall pay the following (the “Closing Date Payment”):

(A) an amount equal to twenty percent (20%) of the Seller ABV Calculation (the “Holdback Payment”) to the Holdback Agent to satisfy indemnification claims made in accordance with Article IX below and an escrow agreement to be entered into by and among the Parties and the Holdback Agent, substantially in the form attached hereto as Exhibit A (the “Holdback Agreement”); and

(B) an amount equal to eighty percent (80%) of the Seller ABV Calculation minus the Initial Payment to Seller.

2.3 Calculation of the Purchase Price.

(a) For purposes of the Adjusted Book Value (as well as the Closing Date ABV), the value of the Servicing Rights shall be equal to that amount determined by multiplying (x) the Pricing Percentage, by (y) the UPB as of the earlier to occur of (1) the Closing, or (2) the date that is 90 days following the Asset Closing (the “MSR Valuation”), which amount shall be final and binding on the Parties for all purposes.

(b) At least two (2) Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer a report (the “Pre-Closing Statement”), certified as to completeness and accuracy by Seller, showing a reasonably detailed, good faith calculation of Adjusted Book Value as of the Closing Date, which calculation shall include the MSR Valuation, and all applicable documentation substantiating such calculation (the “Pre-Closing Seller ABV Calculation”). The Pre-Closing Seller ABV Calculation shall be calculated (i) in accordance with US GAAP applied in a manner consistent with the Company Audited Financial Statements as of and for the period ended December 31, 2013, as consistent with the sample calculation of Adjusted Book Value attached hereto as Annex I and (ii) using a fixed loan loss reserve amount equal to the Loan Loss Reserve. From and after receipt of the Pre-Closing Statement and related documentation, upon Buyer’s reasonable request, the Seller, the Company and their respective Representatives shall in good faith discuss with Buyer and its Representatives the Pre-Closing Seller ABV Calculation, the calculation thereof and the related documentation, and Seller shall provide Buyer and its Representatives with reasonable access during normal business hours to the relevant books and records of the Business, the relevant personnel of, and the work papers (including historical financial information) prepared by or in the possession of, Seller and/or its Representatives to the extent that they relate to the calculation of the Pre-Closing Seller ABV Calculation. Seller and Buyer shall work together in good faith to agree on the Pre-Closing Seller ABV Calculation prior to the Closing, provided, however, that (i) the failure to agree on such amount shall not delay or otherwise prevent the Closing and, to the extent of any unresolved dispute, the Pre-Closing Seller ABV Calculation shall prevail for purposes of determining the Closing Date Payment and (ii) the final Closing Date ABV shall be determined in accordance with Section 2.3(d) below.

(c) As promptly as practicable after the Closing, but in any event within thirty (30) days thereafter, Buyer shall prepare and deliver to Seller a report (the “Buyer Closing Statement”), showing its final calculation of Adjusted Book Value as of the Closing Date, which calculation shall include the MSR Valuation, and all applicable documentation substantiating such calculation (the “Buyer ABV Calculation”). The Buyer ABV Calculation shall be calculated (i) in accordance with US GAAP applied in a manner consistent with the Company Audited Financial Statements as of and for the period ended December 31, 2013, as consistent with the sample calculation of Adjusted Book Value attached hereto as Annex I and (ii) using a fixed loan loss reserve amount equal to the Loan Loss Reserve.

(d) If the Seller does not agree with the Buyer ABV Calculation in the Buyer Closing Statement, Seller shall promptly (but not later than thirty (30) days after the delivery to it of the Buyer Closing Statement) give written notice to Buyer of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted) (the “Objection Notice”). If Seller and Buyer reconcile their differences, the Buyer ABV Calculation shall be adjusted accordingly and shall thereupon become binding, final and conclusive upon all of the Parties hereto for all purposes under this Agreement, including the Parties’ computation of the Final Closing Date Payment. If Seller and Buyer are unable to reconcile their differences in writing within thirty (30) days after the Objection Notice is delivered by Seller to Buyer (the “Reconciliation Period”), the accounting items in dispute shall be submitted to the Independent Accountants for final determination, and the Buyer ABV Calculation shall be deemed adjusted in accordance with the determination of the Independent Accountants and shall become binding, final and conclusive upon all of the Parties for all purposes under this Agreement, including the Parties’ computation of the Final Closing Date Payment. Each Party is permitted to submit any information relevant to the disputed items to the Independent Accountants. The Independent Accountants shall consider only the items in dispute and shall be instructed to act within thirty (30) days (or such longer period as Seller and Buyer may agree) to resolve all items in dispute. If Seller does not give an Objection Notice within thirty (30) days after the delivery of the Buyer Closing Statement, or if Seller gives written notification of its acceptance of the Buyer ABV Calculation prior to the end of such thirty (30) day period, the Buyer ABV Calculation shall thereupon become binding, final and conclusive upon all Parties for all purposes under this Agreement, including the Parties’ computation of the Final Closing Date Payment. For the avoidance of doubt, the MSR Valuation shall be final and binding on the Parties for all purposes, and shall not be subject to variation by the Independent Accountants or otherwise. The Buyer ABV Calculation, as adjusted pursuant to this Section 2.3(d), shall be referred to as the “Closing Date ABV”.

(e) The Closing Date Payment shall be adjusted as follows (as finally adjusted pursuant to this Section 2.3(e), the “Final Closing Date Payment”):

(A) If the Closing Date ABV exceeds the Pre-Closing Seller ABV Calculation, then Buyer shall deliver 80% of such excess to Seller in cash and 20% of such excess to the Holdback Agent in cash;

(B) If the Pre-Closing Seller ABV Calculation exceeds the Closing Date ABV, then Seller shall deliver 80% of such excess to Buyer in cash and Seller and Buyer shall instruct the Holdback Agent to deliver 20% of such excess to Buyer in cash;

(C) If the Closing Date ABV equals the Pre-Closing Seller ABV Calculation, then there shall be no adjustment to the Closing Date Payment.

If Buyer or Seller fail to pay any amount due and owing pursuant to this Section 2.3(e) within fifteen (15) days after the final determination of the Final Closing Date Payment, the Party entitled to any such amount shall be entitled to six percent (6%) interest on the amount due, which interest shall be calculated from the date of the final determination to the date of payment, both inclusive.

(f) Independent Accountants Fees. The fees and expenses of the Independent Accountants shall be borne by the unsuccessful (or less successful) Party as determined by the Independent Accountants.

2.4 Payment of the Purchase Price. Payment of each component of the Purchase Price shall be made by Buyer by direct wire transfer in readily available funds to Seller and the Holdback Agent, as applicable, pursuant to the wire transfer instructions set forth on Schedule 2.4, or such other account or accounts as Seller may direct by written notice to Buyer given pursuant to this Agreement.

2.5 The Closing. The closing of the transactions contemplated by Section 2.1 (the “Closing”) shall take place at the offices of Zukerman Gore Brandeis & Crossman, LLP located at Eleven Times Square, New York, New York 10036, commencing at 10:00 a.m., New York City time, on the second (2nd) Business Day following the satisfaction or waiver of all conditions set forth in ARTICLE VII (other than conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or at such other time or location and/or in such other manner that Buyer and Seller may mutually determine. The delivery of documents, instruments and other deliverables at the Closing may be by the exchange of such documents, instruments and other deliverables by courier, overnight delivery service, facsimile and/or wire transfer or other electronic means, to the extent mutually acceptable to the Parties.

2.6 Closing Deliveries.

(a) Deliveries to Buyer. At the Closing, or such earlier date as indicated below, Seller shall deliver the following to Buyer:

(i) certificates evidencing the Purchased Securities, duly endorsed (or accompanied by duly executed stock powers);

(ii) counterparts to each Transaction Document, duly executed by Seller, the Majority Shareholder and/or the Company, as applicable, dated as of the Closing Date;

(iii) good standing certificates with respect to Seller and the Company, certified by the applicable Secretary of State of the state of New Jersey and each other state in which the Company is qualified to do business, as of a date not more than five (5) Business Days prior to the Closing Date;

(iv) a certificate of the Secretary or equivalent officer of Seller certifying that (A) attached thereto are (1) true and complete copies of all Constituent Documents of the Seller and the Company and (2) resolutions adopted by the Board authorizing the execution, delivery and performance of this Agreement, the other Transaction Documents and the consummation of the Transactions and (B) all such Constituent Documents and resolutions are in full force and effect;

(v) the resignation of each member of the board of directors of the Company and of each officer of the Company, each effective upon consummation of the Closing;

(vi) evidence in a form reasonably satisfactory to Buyer of the satisfaction of certain Indebtedness as set forth on Schedule 6.4 hereto; provided that Buyer agrees that pay-off letters, in form and substance reasonably satisfactory to Buyer (which will, if necessary, include the authorization to release any security interest, pledge or hypothecation) may be provided by Seller in lieu of evidence of satisfaction with respect to certain Indebtedness which shall be paid at Closing;

(vii) evidence in a form reasonably satisfactory to Buyer of the termination of the Terminated Contracts;

(viii) evidence, in form and substance reasonably satisfactory to Buyer, that the Seller has obtained or filed, as applicable, each of the Consents and notices to Governmental Authorities set forth on Schedule 7.3(c);

(ix) the Closing Tape no later than five (5) Business Days prior to the Closing;

(x) an updated copy of Schedule 9.2(e), if necessary, to reflect additional repurchase or indemnification demands that have arisen since the date hereof; and

(xi) an affidavit, under penalties of perjury, stating that Seller is not and has not been a real property holding corporation, dated as of the Closing and in form and substance required under Treasury Regulation §1.897-2(h) so that Buyer is exempt from withholding any portion of the Purchase Price thereunder.

(b) Deliveries to the Seller. At the Closing, Buyer shall deliver, or cause to be delivered, the following to the Seller:

(i) the payment under Section 2.2(b)(ii)(B) by wire transfer of immediately available funds to an account designated by Seller;

(ii) evidence of the payment in full at Closing of all Indebtedness of the Company for which a pay-off letter has been provided by Seller pursuant to Section 2.6(a)(vi), which Indebtedness shall be reflected as a liability in the calculation of Adjusted Book Value and shall be paid by Buyer on the Closing Date; and

(iii) counterparts to each Transaction Document to which Buyer is a party, duly executed by Buyer, as applicable, dated as of the Closing Date.

2.7 Purchase Price Allocation. No later than 10 days after the Closing, the Buyer shall prepare and deliver to the Seller for the Seller’s review and approval, a copy of the IRS Form 8594 and any required exhibits thereto (the “Asset Acquisition Statement”) allocating the Purchase Price (and any assumed liabilities as determined for Tax purposes and other amounts treated as consideration for Tax purposes) among the assets of the Company, which allocation shall be made consistent with the Closing Date ABV but including the amount of any liabilities assumed or satisfied by Buyer at Closing. Buyer, the Seller, and their respective Affiliates shall file all Tax Returns and information reports (including, without limitation, IRS Form 8594) in a manner consistent with the Asset Acquisition Statement.

ARTICLE III

RESERVED

ARTICLE IV

REPRESENTATIONS SELLER AND THE MAJORITY SHAREHOLDER

Each of (i) Seller and (ii) the Majority Shareholder, represents and warrants to Buyer that, except as specifically set forth in the Disclosure Schedules (referencing the appropriate section and subsection numbers), the statements in this Article IV are true and correct as of the date hereof and as of the Closing Date (or if made as of a specified date, as of such date). For purposes of the representations and warranties of Seller contained herein, disclosure in any Disclosure Schedule of any facts or circumstances shall also be deemed to apply to each other representation and warranty in this Article IV to the extent it is reasonably apparent, upon reading such disclosure, without independent knowledge on the part of the reader regarding the matter disclosed, that such disclosure is responsive to such other representation and warranty in this Article IV. Notwithstanding any provision contained herein, the effect of the Asset Closing and the consummation of the transactions under the Asset Purchase Agreement are specifically excluded from all representations of Seller and the Majority Shareholder as of the Closing Date.

4.1 Organization; Good Standing; No Subsidiaries.

(a) Each of Seller and the Company is duly organized, validly existing and in good standing as a corporation under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own and operate its assets and properties, to carry on its businesses as presently conducted and as proposed to be conducted and to enter into and carry out the provisions of the Transaction Documents. Each of Seller and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business, its ownership or leasing of property or the employment of employees or consultants therein, makes such qualification necessary and where any fees or penalties or corporate disability imposed for the failure to so qualify would have a Material Adverse Effect. Each such jurisdiction is set forth on Schedule 4.1(a).

(b) Before the date hereof, Seller has made available to Buyer complete and correct copies of the Constituent Documents of Seller and the Company, each as amended to such date, and, except as affected by the Transactions, such Constituent Documents are in full force and effect and have not been amended or modified.

(c) The Company has no direct or indirect Subsidiaries and does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity or similar interest in, any Person

4.2 Capitalization.

(a) The authorized Capital Securities of the Company consist solely of 2,500 shares of common stock, without par value (the “Common Stock”), 290 shares of which are issued and outstanding. Seller owns 100% of the Common Stock. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable Laws.

(b) There are no outstanding Rights, equity-based compensation arrangements or commitments of any character to grant any Rights, to purchase or acquire from the Company any of its Capital Securities.

4.3 Authorization. Each of Seller and the Majority Shareholder has full power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the Transactions. All corporate action required to be taken by Seller, the Company, their respective officers, the Board and the shareholders of Seller necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents, the performance of all obligations of the Seller, the Company and the Majority Shareholder hereunder and thereunder, and the sale and delivery of the Purchased Securities has been taken. The Transaction Documents, when executed and delivered by Seller, the Majority Shareholder or the Company, as applicable (and assuming the due execution and delivery thereof by the other Parties thereto), shall constitute valid and legally binding obligations of Seller, the Majority Shareholder and the Company, as applicable, enforceable against Seller, the Majority Shareholder and the Company in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other Laws of general application relating to or affecting the enforcement of creditors’ rights and remedies generally or other equitable principles of general application (collectively, the “Bankruptcy and Equity Exceptions”).

4.4 Governmental Consents and Filings. Except as set forth on Schedule 4.4, no Consent of any Governmental Authority or any other third party is required to be obtained by Seller or the Company in connection with the offer or sale of the Purchased Securities or the consummation of the Transactions. The offer and sale of the Purchased Securities in conformity with the terms of this Agreement are exempt from the registration requirements of applicable federal, state or local securities Laws and none of Seller, the Company, nor any of their respective Representatives will take any action hereafter that would cause the loss of such exemptions.

4.5 Litigation. Except as set forth on Schedule 4.5, there are no pending or, to the Knowledge of Seller, threatened Actions or Orders by or against Seller, the Company or any of their respective directors, officers or other employees in his or her capacity as such. Schedule 4.5 contains a description of all Actions involving Seller, the Company or any of their respective directors, officers or other employees in his or her capacity as such, arising or existing at any time since January 1, 2011.

4.6 Intellectual Property.

(a) Schedule 4.6(a) sets forth a true and complete list of all Registered Intellectual Property and all unregistered Trademarks and Software owned by the Company (collectively, the “Listed Intellectual Property”), indicating for each item the jurisdiction and application and registration numbers, as applicable.

(b) The Listed Intellectual Property, together with the rights conferred under the License Agreements listed in Schedule 4.6(b), includes all Intellectual Property Rights that are used in the Business as it is currently conducted (other than off-the-shelf software generally commercially available with license and related fees).

(c) The Company exclusively owns each item of Listed Intellectual Property, free and clear of any Liens other than Permitted Liens. The Company has taken commercially reasonable efforts to maintain and protect its Listed Intellectual Property (including making filings and payments of maintenance or similar fees for Registered Intellectual Property). There are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings pending or, to the Knowledge of Seller, threatened with respect to any Listed Intellectual Property.

(d) The Company has used commercially reasonable efforts to maintain the security and confidentiality of all trade secrets and confidential information used in the Business (including its customers’ personal information, or other personally identifiable information). To the Knowledge of Seller, there has been no loss, theft or unauthorized disclosure of any such trade secrets, or confidential or proprietary information.

(e) All Software and computer systems used by the Company are in good working order. The Company has implemented commercially reasonable backup, security and disaster recovery systems and procedures consistent with industry practices, and the Company is compliant in all material respects with the Company’s own policies, and with all Applicable Requirements concerning personally identifiable information, data protection and the privacy and security of personal information. There are no claims pending or, to the Knowledge of Seller, threatened by any Person alleging violation by the Company of any Laws, and, to the Knowledge of Seller, there has been no loss, theft or unauthorized disclosure of such personal information.

(f) To the Knowledge of Seller, none of the Company or any of its products or services, infringes, misappropriates or otherwise violates the Intellectual Property Rights of any third party or has within the past six (6) years infringed, violated or misappropriated, the Intellectual Property Rights of any third party. To the Knowledge of Seller, no third party is infringing, misappropriating or otherwise violating any of the Intellectual Property Rights of the Company.

(g) No claim has been asserted or, to the Knowledge of Seller, threatened (i) that the Company or any of its products or services, infringed, misappropriated or otherwise violated the Intellectual Property Rights of any third party or (ii) challenging the validity, enforceability or ownership by the Company of any item of Listed Intellectual Property.

(h) Except in the ordinary course of business, neither the Seller nor the Company has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any source code of Software owned by the Company. To the Seller’s Knowledge, the Software used in the current conduct of the Company’s businesses does not contain any computer code or any other mechanisms which may disrupt, disable, erase or harm in any way such Software’s operation, or cause such Software to damage or corrupt any data, hardware, storage media, programs, equipment or communications or permit any Person to access such Software without authorization.

4.7 Compliance with Other Instruments. Except as set forth on Schedule 4.7, the execution, delivery and performance by Seller, the Company and the Majority Shareholder of this Agreement and the consummation by them of the Transactions do not and will not (a) conflict with, contravene, constitute a breach or violation of, result in a termination of, or a default under, or give rise to any Lien, any acceleration of remedies or any loss of rights, termination (with or without the giving of notice, passage of time or both) under (i) any Law or Order, governmental or non-governmental permit or license, or Material Contract of the Company to which any of its properties is subject or bound, (ii) the Constituent Documents of Seller or the Company, or (b) require any Consent under any such Law, Order, governmental or non-governmental permit or license or Material Contract.

4.8 Material Contracts.

(a) Schedule 4.8(a) lists or describes, by the categories set forth below, each of the following Contracts to which the Company is a party or by which any of its assets or properties are bound (such Contracts to be so listed, “Material Contracts”) as of the date hereof:

(i) any Contract calling for payment or receipt by the Company of more than $100,000 in calendar year 2015 or thereafter, and which cannot be cancelled by the Company without payment or penalty on not more than 90 days’ notice;

(ii) any Contract relating to outstanding Indebtedness or any guarantee, performance, bid or completion bond, or surety or indemnification agreement or similar Contract other than prepayments, deposits or trade credit made or provided in the ordinary course of the Company’s business;

(iii) any Real Property Lease;

(iv) any Servicing Agreement;

(v) any Contracts under which the Company is lessee of or holds or operates any tangible property (other than real property), owned by any other Person with remaining payments in excess of $25,000 annually;

(vi) any Contract for the sale or purchase of any real property, or for the sale or purchase of any Tangible Personal Property in an amount in excess of $100,000 (except for Mortgage Loans, Pipeline Mortgage Loans or sales of Mortgaged Property in the ordinary course of business consistent with past practice);

(vii) any Contract relating to the acquisition or disposition of any business or operations (whether by merger, sale of equity interests, sale of assets, outsourcing or otherwise);

(viii) any joint venture, partnership, strategic alliance, teaming, cooperation or similar Contract involving a sharing of profits or losses or Liabilities or any Contract that relates to the formation, creation, operation, management or control of any Person;

(ix) any Contract for any period of time whatsoever, or in regard to the employment, or restricting the employment, of any officer or employee on a full-time, part-time, consulting or other basis providing annual base salary and guaranteed bonus in excess of $100,000;

(x) any Contract between the Company or any of its Affiliates, on the one hand, and Seller or any of its shareholders, on the other hand;

(xi) any License Agreement under which the Company receives or grants any rights with respect to Intellectual Property Rights or any option relating thereto (excluding licenses for off-the-shelf software that is generally commercially available with license and related fees of less than $25,000 annually);

(xii) any Contract that limits or purports to limit (or that following could reasonably be expected to limit) the ability of the Company, Buyer or any of their respective Affiliates (A) to compete in any line of business, with any Person, in any geographic area or during any period of time or (B) to solicit any customers or employees;

(xiii) any Contract that grants any right of first refusal or right of first offer or similar right to third parties or that limits or purports to limit the ability of the Company or any of its Affiliates in any material respect to pledge, sell, transfer or otherwise dispose of any assets;

(xiv) any Contract that contains any exclusivity restriction or a “most favored nation” clause obligating the Company or its Affiliates to change the material terms and conditions of such Contract or agreement based on better terms or conditions provided to other parties in similar Contracts;

(xv) each of the Financing Facilities;

(xvi) any hedging, swap, derivative or similar Contract;

(xvii) any Contract for the purchase or sale of Mortgage Loans;

(xviii) any nondisclosure agreement or confidentiality agreement or similar Contract entered into outside the ordinary course of business;

(xix) any settlement agreement, assurance of discontinuance, consent agreement, or memorandum of understanding with any Governmental Authority, and any other Contract entered into with any Governmental Authority; and

(xx) any other Contract that is material to the Company, taken as a whole.

(b) Seller has made available to Buyer correct and complete copies of each Material Contract (including all modifications, amendments, supplements, annexes and schedules thereto and written waivers thereunder). Subject only to the effect, if any, of applicable Bankruptcy and Equity Exceptions, each Material Contract is valid and binding on the Company and, to the actual knowledge of Seller without inquiry, the other counterparties thereto, and to the actual knowledge of Seller without inquiry, is in full force and effect and enforceable against the other counterparties thereto in accordance with its terms. Except as set forth on Schedule 4.8(b), neither the Company nor, to the Knowledge of Seller, any other party to any such Material Contract is in breach of, or default under, any such Material Contract. Since December 31, 2013, no event has occurred that could reasonably be expected to constitute a breach or default (or an event which with notice or lapse of time or both would become a default) under any such Material Contract by the Company, or to the Knowledge of Seller, by any counterparty thereto. The Company has neither given nor received any written notice of a default under any Material Contract that has not previously been cured.

4.9 Related Party Transactions.

(a) Other than (i) standard employee benefits generally made available to all employees, and (ii) standard director and officer indemnification agreements, in each instance, approved by its boards of directors, there are no Contracts between the Company and any of its respective officers, directors, consultants or any Affiliates thereof, except as set forth on Schedule 4.9(a).

(b) Except as set forth on Schedule 4.9(b), the Company has no Indebtedness, directly or indirectly, to any of its current or former directors, officers, shareholders or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. Except as set forth on Schedule 4.9(b), none of the Company’s current or former directors, officers, shareholders or employees, or any members of their immediate families, or any Affiliate of the foregoing has, directly or indirectly, Indebtedness to the Company, or to the Knowledge of Seller has, directly or indirectly, any:

(i) except in connection with the performance of their duties for the Company, material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees or competitors;

(ii) ownership interests in any Person with which the Company is affiliated, has a business relationship or competes, except where such ownership does not exceed one percent (1%) of the outstanding Capital Securities of a publicly traded company and excluding ownership interests in Seller; or

(iii) interest in any Material Contract.

4.10 Rights of Registration and Voting Rights. Seller is under no obligation to register under the Securities Act any of its or the Company’s currently outstanding Capital Securities or any such Capital Securities that may be issued subsequently.

4.11 Financial Information.

(a) Attached as Schedule 4.11(a) are copies of (i) the audited balance sheets of the Company as of December 31, 2011, 2012 and 2013, and the related audited statements of income, stockholder’s equity and cash flows of the Company for the years then ended, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (collectively referred to as, the “Company Audited Financial Statements”) and (ii) the unaudited interim balance sheet of the Company as of September 30, 2014 (the “Interim Balance Sheet”), and the related statements of income and stockholder’s equity of the Company for the nine (9) months then ended (collectively referred to as the “Company Interim Financial Statements” and together with the Company Audited Financial Statements, the “Company Financial Statements”). The balance sheet of the Company as of December 31, 2013 included in the Company Audited Financial Statements is referred to herein as the “Company Balance Sheet”.

(b) Each of the Company Audited Financial Statements and the Company Interim Financial Statements (i) has been prepared based on the books and records of the Company, (ii) has been prepared in accordance with US GAAP applied on a consistent basis throughout the periods indicated and (iii) fairly presents in all material respects the consolidated financial position, results of operations, changes in stockholder’s equity and cash flows of the Company as of the respective dates thereof and for the respective periods indicated therein, subject, in the case of the Company Interim Financial Statements, to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material and to the absence of notes.

(c) The Company has no material Liabilities, other than any material Liabilities (i) reflected or reserved against on the Interim Balance Sheet, or (ii) incurred since the date of the Interim Balance Sheet in the ordinary course of business consistent with past practice.

(d) The Company has devised and maintained internal accounting controls which, in the reasonable opinion of management, are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization and (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with US GAAP applied in a manner reasonable and consistent with the Company’s audited financial statements and to maintain proper accountability for items.

(e) The Company neither is nor has been required to file any registration statements, documents or other reports with the SEC or any state securities commissioner under applicable securities Laws, including under the Securities Act and the Exchange Act.

4.12 Title to Assets. The Company owns good and marketable title to, or has valid leases, licenses or rights to use, all of the assets reflected on the Interim Balance Sheet or acquired after the date of the Interim Balance Sheet, and is the lawful custodian of the Escrow Accounts and Custodial Accounts, in each case free and clear of all Liens, except for Permitted Liens and as set forth on Schedule 4.12. The Tangible Personal Property of the Company is structurally sound and in good operating condition (reasonable wear and tear excepted) and none of such property is in need of maintenance or repairs, subject to ordinary, routine maintenance and repairs that are not material in nature or cost.

4.13 Real Property Leases.

(a) Seller has made available to Buyer correct and complete copies of all real property leases and subleases and any and all ancillary documents pertaining thereto to which the Company is a party or is bound (each, a “Real Property Lease” and the premises leased thereunder, the “Leased Real Property”). The Company does not own any real property, and no real property is used in the Business, other than the Leased Real Property and the real property set forth on Schedule 4.13(a).

(b) Schedule 4.13(b) lists the street address and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property. The Company has a valid leasehold estate under a lease or a sublease in all Leased Real Property leased by it, free and clear of all Liens, other than Permitted Liens.

(c) The Real Property Leases are in full force and effect and, except as set forth on Schedule 4.13(c), have not been terminated, amended or modified orally or in writing. Neither the Company, nor, to the Knowledge of Seller, the landlord under any of the Real Property Leases is in material default in the performance of its obligations under such Real Property Lease, and no event has occurred and is continuing and no condition exists that, with the giving of notice or the passage of time, or both, would constitute a material default by the Company or, to the actual knowledge of Seller without inquiry, such landlord under such Real Property Lease or give rise to a right of termination of such Real Property Lease by the Company or the landlord.

(d) The Company has delivered to the applicable landlord any security deposit required pursuant to the related Real Property Lease.

(e) The premises demised pursuant to the Real Property Leases are in all material respects in good order, condition and repair (reasonable wear and tear excepted).

(f) With respect to the premises demised under the Real Property Leases, the Company has not received any written notice of (i) any building, zoning, environmental or other violations at the demised premises, (ii) the commencement of any eminent domain proceeding or (iii) the commencement of any real estate Tax enforcement proceedings.

(g) Except as set forth on Schedule 4.13(g), the Company has not sublet all or any portion of any Leased Real Property, and no Person other than the Company occupies any part of the Leased Real Properties. No Leased Real Property is used for any purpose by any other Person, nor does any other Person have any claim to use any Leased Real Property.

(h) Since January 31, 2013, and except as disclosed in Schedule 4.13(b), the Company has not exercised any option to extend any Real Property Lease.

4.14 Absence of Certain Changes or Events. Except as set forth on Schedule 4.14, since December 31, 2013, (x) other than as specially contemplated by the Asset Purchase Agreement, the Company has operated in the ordinary course of business consistent with past practice, (y) no change or event has occurred or circumstances have existed that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and (z) other than as specifically contemplated in this Agreement, on Schedule 4.14 or the Asset Purchase Agreement, through the date hereof, the Seller and the Company have not:

(a) modified or amended the Constituent Documents of the Company;

(b) issued, sold, granted, pledged, or otherwise disposed of or granted or suffered to exist any Lien with respect to any of the Capital Securities of the Company, or granted any options, warrants or other rights to acquire any such Capital Securities or other interest or any instrument convertible into or exercisable for any such Capital Security;

(c) redeemed, repurchased or otherwise reacquired, split, combined or reclassified any such Capital Securities or otherwise changed the capital structure of the Capital Securities of the Company;

(d) transferred, sold, leased, licensed, mortgaged or otherwise encumbered or subjected to any Lien, abandoned, allowed to lapse, failed to maintain or otherwise disposed of any material assets of the Company, other than, for the avoidance of doubt, (i) sales of funded Mortgage Loans in the ordinary course of business consistent with past practice and (ii) sales of mortgage servicing rights with respect to Mortgage Loans funded in the ordinary course of business consistent with past practice;

(e) transferred, sold, leased, licensed, mortgaged or otherwise encumbered or subjected to any Lien, abandoned, allowed to lapse, failed to maintain or otherwise disposed of any Intellectual Property Right;

(f) incurred any Indebtedness, except with respect to advances under the Financing Facilities incurred in the ordinary course of business consistent with past practice;

(g) with respect to the Company, acquired, purchased, licensed or leased (in each case, whether by merger, consolidation or by any other manner) any business or Person or any material assets or any Capital Securities thereof;

(h) with respect to the Company, entered into any new line of business;

(i) granted or announced any increase in the salary, bonus or other compensation, remuneration or benefits payable or provided by the Company to any employee (including officers) in excess of $25,000, other than as required by Law or any Compensation and Benefit Plan;

(j) (i) entered into, adopted, amended (except for such amendments as may be required by Law) or terminated any Compensation and Benefit Plan or any plan, program or agreement that would constitute a Compensation and Benefit Plan, or (ii) accelerated the vesting, lapse of restrictions or time of payment or funding of any payment or award to any current or former employee, director, consultant or independent contractor of the Company;

(k) with respect to the Company, (i) hired, promoted or offered to hire, or promote any officer, employee or consultant who receives (or reasonably could receive) more than $100,000 in compensation per year or (ii) transferred, terminated, demoted or offered to transfer, terminate or demote any, employee, consultant or independent contractor, other than terminations for cause or terminations at the election of the applicable employees, consultants or other independent contractors;

(l) (i) paid, settled, discharged or satisfied any Liabilities arising other than in the ordinary course of business or any Action at a cost in excess of $30,000 in any one case or $100,000 in the aggregate or pursuant to terms that impose any non-monetary restrictions on the Company or its Affiliates, or (ii) agreed or consented to any material agreement or material modifications of existing agreements with any Governmental Authority in respect of the operations of the Company;

(m) with respect to the Company, failed to make any notifications, reports or other filings or take any steps necessary to comply with applicable Laws and to maintain, in good standing, all Permits, in each case where such failure would result in a Material Adverse Effect;

(n) changed in any material respect (i) the regulatory, investment or risk management or other similar policies of the Company or (ii) the credit and underwriting, pricing, posting, collection (including using reasonable efforts to maintain current staffing levels), recoveries, re-aging, delinquency or other material operating policies, practices or procedures of the Company except to the extent the Company determined that such changes were reasonably necessary to comply with Applicable Requirements;

(o) failed to cause the coverage provided by the insurance policies listed on Schedule 4.17 to remain in effect in all material respects;

(p) with respect to the Company, made any material change in any method of accounting or accounting practice or policy, except as required by US GAAP, or any material change in Tax accounting methods or Tax practices or elections, except as required by applicable Law; or

(q) authorized, or committed or agreed to take, any of the foregoing actions.

4.15 Employment Matters.

(a) Schedule 4.15(a) contains a list of all Compensation and Benefit Plans as of the date hereof. Before the date hereof, Seller has made available to Buyer a complete and correct copy of (i) all documents embodying each Compensation and Benefit Plan, including all amendments thereto and all related trust documents and insurance contracts, (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Compensation and Benefit Plan, (iii) in the case of any funded Compensation and Benefit Plan, the most recent annual and periodic accounting, if any, of Compensation and Benefit Plan assets, (iv) the most recent summary plan description, if any, together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Compensation and Benefit Plan, (v) all material written agreements and contracts relating to each Compensation and Benefit Plan, including administrative service agreements and group insurance contracts, (vi) all material correspondence to or from any Governmental Authority relating to any Compensation and Benefit Plan, (vii) all model COBRA forms and related notices with respect to any Compensation and Benefit Plan that is a group health plan, (viii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Compensation and Benefit Plan, (x) all discrimination tests for each Compensation and Benefit for the three most recent plan years, (xi) all Privacy Notices and all Business Associate Agreements to the extent required under the Health Insurance Portability and Accountability Act of 1996, and (xii) the most recent IRS determination, opinion, notification and advisory letters, if any, issued with respect to each Compensation and Benefit Plan.

(b) In all material respects, all Compensation and Benefit Plans are in compliance with ERISA, the Code, regulations promulgated by the CFPB and other applicable Laws and have been established, operated, funded and administered by the Company in compliance with their terms and applicable Laws. Each Compensation and Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or is covered by an opinion letter from the IRS on which such plan is entitled to rely in all respects, and, to the Seller’s Knowledge, no fact, circumstance or event has occurred or exists that would reasonably be expected to result in revocation of any such favorable determination or opinion letter. No Compensation and Benefit Plan, and none of Seller or the Company or with respect to any Compensation and Benefit Plan, is under audit or is the subject of an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state Governmental Authority, nor is any such audit or investigation pending, or, to the Knowledge of Seller, threatened. There are no noticed (in writing) or pending or, to the Seller’s Knowledge, threatened or anticipated material Actions relating to any Compensation and Benefit Plan, other than routine claims for benefits. To the Knowledge of Seller, no “prohibited transaction,” within the meaning of Code Section 4975 or Sections 406 and 407 of ERISA, not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Compensation and Benefit Plan that could reasonably be expected to result in liability to the Company or any entity with respect to which the Company has an obligation to indemnify. To the Knowledge of Seller, no event has occurred with respect to any Compensation and Benefit Plan and no condition exists with respect to any Compensation and Benefit Plan, that would subject the Company, either directly or by reason of its affiliation with any ERISA Affiliate, to any material Tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Law.

(c) Full and timely payment has been made of all amounts that the Company is required under the terms of any Compensation and Benefits Plan to have paid as contributions to such Compensation and Benefit Plan on or prior to the date hereof (excluding any amounts not yet due).

(d) Neither the Company nor its ERISA Affiliates maintains or contributes to, or has contributed to or has been required to contribute to (i) any multiemployer plan as defined in Section 3(37) of ERISA, (ii) “multiple employer plan” (as defined in Section 210 of ERISA or Section 413(c) of the Code), or (iii) any pension plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA. All of the Compensation and Benefit Plans that constitute nonqualified deferred compensation plans subject to Section 409A of the Code (A) have, in all material respects and at all times on and after January 1, 2005, been operated in compliance with Section 409A of the Code or applicable transition relief, and (B) at all times on and after January 1, 2009, have been in documentary compliance with Section 409A of the Code.

(e) No Compensation and Benefit Plan provides for post termination benefits (other than as required under Section 4980B of the Code or a plan qualified under Section 401(a) of the Code) to any current or former employee, director, consultant or independent contractor. No Compensation and Benefit Plan is (i) a self-insured group health plan, (ii) a “funded welfare plan” within the meaning of Section 419 of the Code, or (iii) a Multiple Employer Welfare Arrangement, as defined under Section 3(40)(A) of ERISA (without regard to Section 514(b)(6)(B) of ERISA).

(f) The execution and delivery of, and performance of the transactions contemplated by, this Agreement, will not (either alone or upon the occurrence of any additional or subsequent events, whether contingent or otherwise), (i) entitle any employee, service provider, consultant, independent contractor, or director of the Company to any severance, pay, retention, change in control or any other payment or benefit (ii) accelerate the time of payment, funding or vesting or increase the amount of compensation due to any employee, service provider, consultant, independent contractor or director of the Company, or (iii) result in any “parachute payments” (as defined in Section 280G of the Code), whether or not such payment is considered to be reasonable compensation for services rendered. No Person has any right against the Company to be grossed up, made-whole or otherwise reimbursed for any Tax imposed under the Code or applicable Law.

(g) The Company is not and has never been a party to, or bound by, any labor union contract or similar agreement concerning its employees. To the Seller’s Knowledge, there is no activity seeking to certify a collective bargaining unit or otherwise engage in other union organizational or other collective bargaining activity involving employees of the Company. There is no pending or, to the Seller’s Knowledge, threatened strike, work stoppage, work slowdown, unfair labor practice charge or complaint or other material labor dispute affecting any employees of the Company. The Company is a not party to a conciliation agreement, consent decree or other agreement or order with any federal, state, or local agency or Governmental Entity with respect to employment practices. The services provided by each employee of the Company are terminable at the will of the Company and any such termination would result in no liability to the Company (other than ordinary administration expenses or with respect to benefits that were previously earned, vested or accrued under Compensation and Benefit Plans prior to such termination).

(h) Except as set forth on Schedule 4.15(h), since January 1, 2011, the Company has materially complied with all Laws relating to employment and employment practices, including without limitation terms and conditions of employment, worker classification, Tax withholding and payment, prohibited discrimination, equal employment, fair employment practices, immigration status, employee safety and health, wages, compensation and hours of work, and there is no pending written charge or other pending Action against the Company by (i) any current or former employee, consultant, independent contractor or service provider, or (ii) the National Labor Relations Board or comparable Governmental Authority pending or, to the Knowledge of Seller, threatened.

(i) Each Compensation and Benefit Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms and without material liabilities (including material premium payments with respect to insured Compensation and Benefits Plans that would be required to be paid during any applicable post-Closing notice or termination period arising solely from the amendment, termination or discontinuance of any such Compensation and Benefit Plan) to Buyer, the Company or any of their Affiliates other than ordinary administrative expenses typically incurred in a termination event.

4.16 Taxes.

(a) Each of Seller and the Company has filed all Tax Returns each was required to file with respect to the Company and all such Tax Returns were true, complete and correct in all material respects. All Taxes due and owing with respect to the Company (whether or not shown on any Tax Return) have been timely paid. None of Seller or the Company is currently the beneficiary of any extension of time within which to file any Tax Return. There are no Liens for Taxes, other than Taxes not yet due and payable, upon any assets of the Company.

(b) No shareholder, member, manager, director or officer (or employee responsible for Tax matters) of Seller or the Company has received written notice that any Tax Authority (including any Tax Authority in a jurisdiction where Seller or the Company does not file Tax Returns) shall assess or shall attempt to assess Seller or the Company for any additional Taxes with respect to the Company for any period for which Tax Returns have been filed. Seller has delivered to Buyer correct and complete copies of all federal, state and local income Tax Returns filed with respect to the Company for all taxable periods beginning on or after January 1, 2011. Except as set forth on Schedule 4.16(b), no audit or examination of any return of Seller or the Company is currently in progress, and since January 1, 2011, none of Seller nor the Company has received written notice of any proposed audit or examination of Seller or the Company. No deficiency in the payment of Taxes by Seller (with respect to Tax items relating to the operations or assets of the Company) or the Company for any period has been asserted in writing by any Tax Authority and remains unsettled at the date of this Agreement. None of Seller or the Company has made any agreement, waiver or other arrangement providing for an extension of time with respect to the assessment or collection of any Taxes against it. None of Seller or the Company has been a member of an affiliated group filing consolidated federal income Tax Returns nor has it been included in any combined, consolidated or unitary state or local income Tax Returns. None of Seller or the Company has entered into any Tax sharing or Tax allocation agreement with any party nor does it have any contractual obligation to indemnify any other person with respect to Taxes. None of Seller or the Company has any liability for the Taxes of any other Person pursuant to the requirements of Law, contract, intercompany arrangement or otherwise, except arising from the Company’s classification as a qualified subchapter S subsidiary as described in Section 4.16(c).

(c) Except as set forth on Schedule 4.16(c), since its incorporation on June 7, 2007, Seller has validly elected to be treated, and has been taxed as an “S corporation” for federal income tax purposes, within the meaning of Sections 1361 and 1362 of the Code and for state and local tax purposes, except in those states which do not recognize S corporation status, and will be an S corporation up to and including the Closing Date. Neither Seller nor the Company has any “net unrealized built-in gain” within the meaning of Code Section 1374(d) that would give rise to taxation pursuant to Section 1374 of the Code (or comparable provisions of state law) if all of the assets of the Company were disposed of as of the end of the day immediately preceding the Closing Date at their respective fair market values. The Company has validly elected to be treated as a qualified subchapter S subsidiary under Section 1361(b)(3) of the Code and under any comparable state and local laws as applicable, effective as of the date of the Company’s incorporation, and such election remains in effect as of the date hereof.

(d) The Company will not be required as a result of a change in accounting method occurring prior to and not as a result of the Closing for any period ending on or before the Closing Date to include any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign income tax law) in income for any period ending after the Closing Date, except for a change which may be required by law in connection with this Transaction.

(e) The Company has withheld or collected from each payment made, the amount of all Taxes required to be withheld or collected therefrom, and has paid the same to the proper tax-receiving officers or authorized depositories.

(f) At no point has the Company held any interests in real property that might be subject to Tax, or might subject the transfer of the Purchased Securities of such entity to Tax, under Section 897 of the Code. The Company has not participated in a “potentially abusive tax shelter” transaction or a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4 or any “tax shelter” within the meaning of Section 6662 of the Code. The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any tax period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local, or foreign income tax law); (ii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iii) prepaid amount received on or prior to the Closing Date.

(g) The Company has never distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company been distributed in a transaction to which Code Sections 355 or 361 applies.

(h) The Company has not received any written ruling of a Tax Authority relating to Taxes of the Company, or any other written and legally binding agreement with a Tax Authority relating to Taxes of the Company.

(i) The Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

4.17 Insurance. Schedule 4.17 sets forth a true and complete list of all material insurance policies owned or held by the Company pursuant to which the Company seeks to limit, or transfer to a third party, financial or other risk (collectively, the “Insurance Policies”). For each such policy, Schedule 4.17 provides a brief summary of the coverage and terms of each such policy, including (i) the date thereof; (ii) the name of the insurer and the owner of the policy; (iii) the premiums (or similar consideration) paid therefor for each contract/calendar year for the relevant policy since January 1, 2013; and (iv) the expiration date. All premiums payable into each such policy have been duly paid and each such Insurance Policy is in full force and effect and is not voidable on account of any act, omission or non-disclosure on the part of the Company. There is no claim pending under any of such insurance policies and no such claim made since January 1, 2011 has been denied. Neither Seller nor the Company has received any written notice of cancellation of any of such Insurance Policies. The Insurance Policies provide coverage in amounts and of the type customary for similarly situated companies or as otherwise required pursuant to the Applicable Requirements, and such policies have been maintained in accordance therewith.

4.18 Compliance with Laws; Permits.

(a) The Company at all times since January 1, 2011 has been, in material compliance with the Applicable Requirements and all of their respective material Permits.

(b) Except as set forth on Schedule 4.18(b), the Company and its employees have obtained and are, and at all times since January 1, 2011 has been, in possession of all material Permits necessary for the Company to own, lease and operate its properties and to carry on the Business as currently conducted.

(c) Since January 1, 2011, none of Seller, the Company, or any of their respective directors, officers or employees has received any written notification or written communication from any Governmental Authority (i) asserting that the Company or any of its respective directors, officers or employees or businesses is not in compliance with any Law, including licensing requirements, which such Governmental Authority enforces, (ii) threatening to revoke any material Permit, (iii) threatening to take any action or fail to take any action that could reasonably be expected to restrain, prohibit, materially delay or materially impair the consummation of the transactions contemplated by this Agreement or (iv) threatening to impose any obligation, condition or damages that could reasonably be expected to result in, individually or in the aggregate, a material Liability to the Company, or following the Closing, the Buyer.

(d) Since January 1, 2011, the Company has timely filed all reports, notifications and other filings (“Regulatory Documents”) required to be made by any Law of any Governmental Authority charged with the supervision or regulation of the Company’s businesses and has timely paid all fees and assessments due and payable in connection therewith. As of their respective dates, the Regulatory Documents complied in all material respects with all requirements of Law. Seller has made available to Buyer true and complete copies of all Regulatory Documents.

(e) Since January 1, 2011, the Company has not directly committed, or failed to do or omitted to do, any act, the effect of which would operate to invalidate or materially impair (i) any Permit, (ii) any private mortgage insurance or commitment of any insurer to insure, (iii) any title insurance policy, (iv) any flood insurance policy, (v) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by any Governmental Authority, (vi) any surety or guaranty agreement, or (vii) any relationship with any private mortgage insurer.

(f) Except as set forth on Schedule 4.18(f), at no time since January 1, 2011 has a Governmental Authority, Investor or insurer by written notice (i) claimed that the Company has violated or has not complied with the applicable underwriting or other standards with respect to the Mortgage Loans sold by the Company to an investor or Governmental Authority or insured by an insurer, (ii) claimed that the Company has violated or has not complied with the applicable servicing standards with respect to the Mortgage Loans serviced by the Company (or any third-party subservicer), or (iii) imposed restrictions specifically on the Company and their respective activities (including commitment authority) which, to the Knowledge of Seller, do not apply to companies engaged in the mortgage loan origination business generally.

(g) None of the Company or any of the Company’s officers or directors is, or at any time since January 1, 2011 has been, a party to or subject to any Order, suspension, debarment, probation, decree, agreement, memorandum of understanding, supervisory agreement, cease and desist order or similar arrangement with, or a commitment letter or similar submission to, or supervisory letter from, any Governmental Authority. To the Knowledge of Seller, none of the Company or any of its respective employees is, or at any time since January 1, 2011 has been, a party to or is subject to any Order, suspension, debarment, probation, decree, agreement, memorandum of understanding, supervisory agreement, cease and desist order or similar arrangement with, or a commitment letter or similar submission to, or supervisory letter from, any Governmental Authority that would restrict or prevent any such employee from engaging in such portion of the Business (including as to geographic location) as previously engaged in by such employee. Since January 1, 2011, the Company has not received written notice from, nor to the Knowledge of Seller are there facts which could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order, suspension, debarment, probation, decree, agreement, memorandum of understanding, supervisory agreement, cease and desist order, commitment letter, supervisory letter or similar submission.

(h) Since January 1, 2011, none of the Company or, to the Knowledge of Seller, any of their respective employees, officers or directors has received any civil investigative demand, subpoena or other written notice from any Agency regarding any actual or prospective examination or investigation of the Company or any of their respective employees, officers or directors or requesting information from the Company regarding any marketing practices or origination, servicing or pooling practices, other than routine inspections and audits in the ordinary course of business.

(i) Each Mortgage Loan has been underwritten by the Company, an Originator or a Prior Servicer in accordance with all Applicable Requirements. No Mortgage Loan underwritten by the Company, an Originator or a Prior Servicer is subject to any defect that could diminish or impair the relevant mortgage insurance, as applicable, and no circumstances exist with respect to any such Mortgage Loan that, to the Knowledge of Seller, could permit the relevant insurer to deny coverage, in whole or part, under the related insurance, except for ordinary deductions from the mortgage insurance payments that are part of applicable Governmental Authority regulations.

(j) Each Mortgage Loan was originated, underwritten, serviced, pooled and/or sold by the Company, an Originator or a Prior Servicer in all respects in compliance with Applicable Requirements.

(k) For each Mortgage Loan originated by the Company, an Originator or a Prior Servicer, except as would not be material to the Company, the related original Mortgage (and any assignment thereof) has been recorded or is in the process of being recorded in the appropriate jurisdictions wherein such recordation is required to perfect the Lien thereof.

(l) Except as set forth on Schedule 4.18(l), as of the date hereof there are no existing repurchase or indemnification demands that have been made or that are pending with respect to the repurchase or indemnification of Mortgage Loans originated by the Company, an Originator or a Prior Servicer, nor have there been any repurchases or indemnification payments by the Company with respect to any such Mortgage Loans since January 1, 2011. Since January 1, 2011, the Company has not in the past breached, violated, or defaulted under, nor is it currently in breach, violation, or default of any repurchase or indemnification obligations with respect to Mortgage Loans originated by the Company, an Originator or a Prior Servicer.

(m) Schedule 4.18(m) sets forth, as of the date indicated thereon, the name of each potential borrower who has submitted a Pipeline Mortgage Loan application for review (provided that the Pipeline Mortgage Loan application is then in force and has not resulted in a closed loan) together with: (i) the name of the originating loan officer, broker or correspondent responsible for taking the Pipeline Mortgage Loan application; (ii) the name of the intended investor, if any; (iii) the type of loan program and any rate which the Company has committed to the related borrower; (iv) the expected loan amount; (v) if known, the closing date; and (vi) whether the Pipeline Mortgage Loan application has been approved by the Company. The Loan Documents that relate to the Pipeline Mortgage Loans are correct and complete in all material respects, and all actions taken with respect to each Pipeline Mortgage Loan have been taken in compliance with all Applicable Requirements.

4.19 Servicing Matters.

(a) The Company is not obligated under, or a party to, any agreement or arrangement with any Mortgagor or Investor, to advance or otherwise guarantee the payment of installments of principal and/or interest with respect to any of the Mortgage Loans other than as required by the Applicable Requirements.

(b) The Company is not a party to any agreement or arrangement with any Person, including the applicable Investor or PMI company, pursuant to which the Company is or will be obligated to repurchase from any such Person, any Mortgaged Property or Mortgage Loan or to reimburse, indemnify or hold any such Person harmless or otherwise assume liability in respect of any loss, cost or expense suffered or incurred as a result of foreclosure or sale of any such Mortgage Loan or Mortgaged Property. None of the Mortgage Loans are or will be, as the result of any acts or omissions on or prior to the Closing Date, subject to repurchase or make whole claims or are the subject of any terminated PMI contract.

(c) All Custodial Accounts and Escrow Accounts have been maintained in accordance with Applicable Requirements and in accordance the terms of the applicable Loan Documents related thereto, including, without limitation, the collection of, and accounting for, and the disbursement of, principal, interest and impounds for taxes, assessments and insurance, the depositing and withdrawal of such payments and disbursements in and from the appropriate accounts and the calculation of interest and other amounts due on each Mortgage Loan as required thereby. Except as to payments which are past due under the applicable Mortgage Notes, all Escrow balances required by the Mortgage Loans and received by the Company for the account of the Mortgagors are on deposit in the applicable Escrow Accounts.

4.20 Mortgage Loans and Loan Documents. As of the Closing Date, as to each Mortgage Loan and the related Loan Documents:

(a) The Mortgage Note, Mortgage, loan modification, if applicable and other Loan Documents are genuine, duly executed by a borrower of legal capacity, properly completed, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to bankruptcy, insolvency, or similar laws or principles of equity generally affecting the enforcement of creditor’s rights, whether considered in a proceeding at law or in equity. All documents, including documents pertaining to underwriting, with respect to such Mortgage Loan which are reasonably and customarily necessary to service the Mortgage Loan or which are required by the Investor or any PMI company to be in the Loan Files related to such Mortgage Loan are contained therein and have been properly completed and, where applicable executed, attested and notarized. Each Mortgage Note is properly endorsed, and each Mortgage is properly assigned in the manner required by the applicable Investor.

(b) The Mortgage is a valid, subsisting, enforceable and perfected first lien and first priority security interest on the Mortgaged Property, including all improvements, additions, alterations and replacements made at any time with respect to the Mortgaged Property. The lien of the Mortgage is subject only to: (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (1) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (2) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered to Buyer or its designee with any Mortgage establishes in the Company a valid and subsisting first lien on the property described therein, and the Company has full right to sell and assign the same to Buyer. The Mortgage has been recorded or is in the process of being recorded in the appropriate jurisdiction wherein such recordation is required to perfect the lien for the benefit of the Investor. The related Mortgaged Property was not, at the time of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt, or other security instrument creating a lien senior to the lien of the Mortgage.

(c) The unpaid balance of the Mortgage is as stated in the Servicing File delivered to Buyer. All payments received by the Company with respect to any Mortgage Loan have been remitted and properly accounted for as required by the applicable Investor. Except as set forth in the Closing Tape, (i) the terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect; (ii) no payment of principal or interest on the Mortgage Loan has been forgiven, suspended or rescheduled; (iii) the Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and no portion of the Mortgaged Property has been released from the lien of the Mortgage, (iv) the full original principal amount of the Mortgage Note has been disbursed to the Mortgagor or paid to third parties on the Mortgagor’s behalf in accordance with the Applicable Requirements, and (v) all payments due on the Mortgage Loan on or prior to the Closing Date have been made.

(d) Each Mortgage Loan is covered by PMI if required by the Applicable Requirements. The Company has complied with all applicable provisions of the insurance or guaranty contract or policy for PMI and all laws and regulations if applicable, related thereto.

(e) All real property taxes or delinquent assessment liens with respect to the Mortgage Loans have been advanced by the Company to the extent such items are required to be paid by the Company pursuant to the Applicable Requirements as of the Closing Date.

(f) To the Knowledge of Seller, there are no uninsured casualty losses or casualty losses where coinsurance has been, or the Company has reason to believe will be, claimed by the insurance company or where the net recovery from the insurance carrier has not been, to Seller’s Knowledge, used to reduce the applicable Mortgage Loan balance unless otherwise allowed by the applicable Investor. To the Knowledge of Seller, all damage with respect to which casualty insurance proceeds have been received has been repaired or is in the process of such repair with such proceeds in accordance with the Applicable Requirements, unless such proceeds have been applied to a reduction of mortgage debt in accordance with the Applicable Requirements. The Company has not received written notice that any Mortgaged Property has been or will be condemned.

(g) There was no delinquent tax or delinquent assessment lien against any Mortgaged Property when the related Mortgage Loan was closed that was not covered by a policy of title insurance.

(h) The Advances relating to the Mortgage Loans are valid and subsisting accounts owing to the Company, and are carried on the books of the Company at values determined in accordance with US GAAP. The Advances are not subject to any setoffs or claims.

(i) Except as set forth on Schedule 4.20(i), to the Knowledge of Seller, there is no default, breach, violation or event of acceleration existing under any Mortgage or the Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under any Mortgage or Mortgage Note.

(j) Each Mortgage Note is secured by a Mortgage on Residential Property.

(k) Except as set forth on Schedule 4.20(k), the Company has not received written notice from any Mortgagor or other Person of a request for relief pursuant to or invoking any of the provisions of the Servicemembers Civil Relief Act or any other federal or state law that would have the effect of suspending or reducing the Mortgagor’s payment of obligations under a Mortgage Loan or which would prevent foreclosure of such Mortgage Loan, other than a stay in bankruptcy.

(l) As of the Closing Date, the Mortgage Loan has a fully paid, life of loan and transferable tax contract and flood certification.

(m) Where Applicable Requirements require the payment of interest on amounts in the Escrow Accounts, all such interest has been either properly paid or credited to the applicable Mortgagor’s Escrow Account.

(n) Except as set forth on Schedule 4.20(n), the Mortgage Loans have been sold on a “non-recourse” basis; the servicing is on a non-recourse to servicer basis, i.e., the Investor may not demand repurchase because of default of the Mortgage Loan and the Investor bears all risk of loss due to default of the Mortgage Loan.

(o) No more than a de minimis amount of Mortgagors have applied to refinance any Mortgage Loan with the Company or any Affiliate or mortgage lender or broker with a correspondent relationship with the Company.

(p) As of the Closing Date, the chain of title to each Mortgage and Mortgage Note is complete to either the Investor or the Company.

(q) As of the Closing Date, the Servicing Rights will not be subject to any security interest, pledge or hypothecation.

4.21 Environmental Matters.

(a) The Company is, and at all times since January 1, 2011 has been, in compliance with all applicable Environmental Laws and has obtained and are, and at all times since January 1, 2011 has been, in compliance with all Environmental Permits.

(b) The Company has not received any written notice from, and, to the Knowledge of Seller, no notice is threatened by, any Governmental Authority or any other Person alleging the violation of, or Liability under, any applicable Environmental Laws or revoking or threatening to revoke any Environmental Permit. The Company (i) is not subject to any court order, administrative order or decree arising under any Environmental Law, (ii) has not used any of the Leased Real Property for the disposal of Hazardous Materials and (iii) has not discharged Hazardous Materials except as permitted under applicable Environmental Laws.

(c) There are no material Environmental Claims pending or, to the Seller’s Knowledge, threatened, against the Company or, to the Seller’s Knowledge, against any Person whose Liability for any material Environmental Claim the Company has or may have retained or assumed either contractually or by operation of Law, and to the Knowledge of Seller, there are no present or past actions, activities, circumstances, conditions, events or incidents, including the release, threatened release or presence of any Hazardous Material which could form the basis of any such material Environmental Claim.

(d) To the Knowledge of Seller, the Company has not taken any action with respect to any properties that they do not currently own or operate that would prevent the Company from qualifying under the lender exclusion of CERCLA or any other Environmental Laws in any material respect with respect to such property.

(e) The Company has made available to Buyer all written environmental, health or safety audits, assessments and similar reports relating to the Company that are in the possession of the Company.

4.22 Disclosure. Seller has made available to Buyer all the information reasonably available to Seller or the Company that Buyer has requested, in writing, for deciding whether to acquire the Purchased Securities. No representation or warranty of Seller or the Majority Shareholder contained in this Agreement, as qualified by the Disclosure Schedules on the basis set forth in the preamble to this Article IV, and no certificate furnished or to be furnished to Buyer at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4.23 Finder’s Fee. No broker, finder or investment banker is entitled to any brokerage, finder’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Seller or its Affiliates.

4.24 Exclusivity of Representations and Warranties. Neither Seller nor Majority Shareholder is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, other than the representations and warranties of Seller or Majority Shareholder expressly set forth in the Transaction Documents to which it is a party.

ARTICLE V

REPRESENTATIONS OF BUYER

Buyer represents and warrants to Seller and the Majority Shareholder that the statements contained in this Article V are true, correct and complete as of the date hereof and as of the Closing Date (or if made as of a specified date, as of such date).

5.1 Organization; Good Standing; Qualification. Buyer is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own and operate its assets and properties, to carry on its businesses as presently conducted and as proposed to be conducted and to enter into and carry out the provisions of the Transaction Documents to which it is a party. Buyer is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business, its ownership or leasing of property or the employment of employees or consultants therein, makes such qualification necessary and where any fees or penalties or corporate disability imposed for the failure to so qualify would prevent, materially delay or materially impair the ability of Buyer to consummate the Transactions.

5.2 Authorization. Buyer has full power and authority to enter into the Transaction Documents to which it is a party. The Transaction Documents to which Buyer is a party, when executed and delivered by Buyer (and assuming the due execution and delivery by the other parties thereto), shall constitute valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as limited by the Bankruptcy and Equity Exceptions.

5.3 Purchase Entirely for Own Account. The Purchased Securities to be acquired by Buyer will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Buyer has no present intention of selling, granting any participation in, or otherwise distributing the Purchased Securities. Buyer does not presently have any Contract with any Person to sell, transfer or grant participation to such Person or to any third Person, with respect to any of the Purchased Securities. Buyer agrees that it will not resell, distribute or otherwise dispose of all or any part of the Purchased Securities except as permitted by applicable Law, including the Securities Act.

5.4 Investor Status. Buyer has such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of acquiring the Purchased Securities and making an investment in the Company. Buyer is an “accredited investor” (as defined in Rule 501(a) adopted under the Securities Act).

5.5 Governmental Consents and Filings; Compliance with Other Instruments.

(a) Except as set forth on Schedule 5.5, no Consents of any Governmental Authority or any other third party are required to be obtained by Buyer in connection with the execution, delivery or performance by Buyer of this Agreement, or to consummate the Transactions.

(b) The execution, delivery and performance by Buyer of this Agreement and the consummation by it of the Transactions do not and will not (i) conflict with, contravene, constitute a breach or violation of, result in a termination of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of loss of rights, termination (with or without the giving of notice, passage of time or both) under (A) any Law or Order, governmental or non-governmental permit or license, or (B) the Constituent Documents of Buyer, or (ii) require any Consent under any such Law, Order, governmental or non-governmental Permit, except, in the case of clauses (i)(A) and (ii), for such conflicts or violations which would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Buyer to consummate the Transactions.

5.6 Sufficient Funds. Buyer will have, as of the Closing, the financial capability and sufficient funds on hand to purchase the Purchased Securities on the terms and subject to the conditions set forth in this Agreement.

5.7 Finder’s Fee. Neither Buyer nor any of its Affiliates has employed or retained any broker, agent, finder or other party or incurred any obligation for brokerage fees, finder’s fees or commissions with respect to the Transactions, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby the Company, Seller, Majority Shareholder or any of its Affiliates may be obligated to pay such a fee or a commission.

5.8 Exclusivity of Representations and Warranties. Buyer is not making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, other than the representations and warranties of Buyer expressly set forth in the Transaction Documents to which it is a party.

ARTICLE VI

COVENANTS

6.1 Conduct of Business Prior to Closing. From the date hereof until the Closing, except as otherwise specifically provided in this Agreement, the Asset Purchase Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall, and shall cause the Company to, (x) conduct the business of Seller and the Company in the ordinary course of business consistent with past practice, and (y) use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of the Company and to preserve the rights, franchises, goodwill and relationships of their respective employees, customers, lenders, regulators and others having business relationships with Company. Without limiting the foregoing, from the date hereof until the Closing Date, Seller shall, and shall cause the Company to:

(a)	preserve and maintain all of the Company’s Permits;

(b)	pay their respective debts, Taxes and other obligations when due;

(c)	maintain the properties and assets owned, operated or used by Company in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(d)	continue in full force and effect without modification all Insurance Policies, except as required by applicable Law;

(e)	defend and protect their respective properties and assets from infringement or usurpation;

(f)	perform all of its obligations under all Contracts relating to or affecting their respective properties, assets or business;

(g)	maintain their respective books and records in accordance with past practice;

(h)	comply in all material respects with all applicable Laws;

(i)	except to the extent required by applicable Law or in the ordinary course of business consistent with past practices, not enter into, adopt, amend, terminate or otherwise modify any Compensation and Benefit Plan or waive any right thereunder, increase in any manner the compensation or benefits of any officer, employee or consultant of the Company in connection with the Business or pay or otherwise grant any benefit not required by any Compensation and Benefit Plan, or enter into any Contract to do any of the foregoing;

(j)	not acquire or dispose of any retail service branches;

(k)	not reduce the Loan Loss Reserve other than with respect to liabilities fully satisfied and discharged in connection with a Mortgage Loan; and

(l)	not take or permit any action that would cause any of the changes, events or conditions described in Section 4.14(a), (b), (c), (d), (f), (h), (j), (k), (l), (m), (n), (o) or (p) to occur.

6.2 Efforts and Actions to Cause the Closing to Occur.

(a) From and after the date hereof, upon the terms and subject to the conditions of this Agreement and the other Transaction Documents, the Parties shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done and cooperate with each other in order to do, all things, necessary, proper or advisable to consummate the Closing as promptly as practicable, including communicating with the requisite Governmental Authorities to obtain informal pre-clearance review and preparing and filing all requisite forms, registrations and notices; provided that no Party shall be obligated to make any payment or deliver anything of value to any third party (other than filing and application fees to Governmental Authorities) in order to obtain any Consent. In addition, no Party shall take any action after the date hereof that would reasonably be expected to delay the obtaining of, or result in not obtaining, any Consent from any Governmental Authority or other Person required to be obtained prior to the Closing.

(b) If any Party or Affiliate thereof receives a request for information or documentary material from any Governmental Authority with respect to this Agreement or any of the Transactions, then such Party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.

(c) The Parties shall keep each other apprised of the status of matters relating to the completion of the Transactions and work cooperatively in connection with obtaining the requisite Consents of each applicable Governmental Authority, including:

(i) cooperating with each other in connection with filings under applicable Laws in connection with the Transactions and providing regular updates (including access to all appropriate personnel and advisors) as may be reasonably requested from time to time as to the status of such Parties’ efforts in obtaining such Consents;

(ii) furnishing to the other Parties all information within its possession that is required for any notification or other filing to be made by the other Parties pursuant to applicable Laws in connection with the Transactions;

(iii) promptly notifying each other of any communications from or with any Governmental Authority with respect to the Transactions;

(iv) not agreeing to participate in any meeting or discussion with any Governmental Authority in connection with proceedings under or relating to applicable Laws in connection with the Transactions, unless it consults with the other Parties in advance, and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate thereat; and

(v) consulting and cooperating with one another in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to applicable Laws in connection with the Transactions.

(d) Notwithstanding anything to the contrary herein, nothing in this Section 6.2, shall require, or be construed to require, Buyer (i) to proffer to, or agree to, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate and agree to sell, divest, lease, license, transfer, dispose of or otherwise encumber before or after the Closing, any assets, Permits, operations, rights, businesses or interests therein of Buyer or any of its Affiliates or (ii) to agree to any change or restriction on, or other impairment of Buyer’s or its Affiliates’ ability to own any of such assets, Permits, operations, rights, businesses or interests therein or Buyer’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the Purchased Securities or other Capital Securities held by Buyer or its Affiliates.

6.3 Termination of Certain Agreements. Seller agrees that, effective as of immediately prior to the Closing, each of the agreements listed in Schedule 6.3(a) shall be terminated without any further liability, penalty or cost of Buyer or the Company. Seller agrees that prior to the Closing any agreements listed on Schedule 6.3(b) shall have been terminated, cancelled, settled or otherwise made inoperative without any further obligations under such agreements of the Company. The Parties acknowledge and agree that on and after the Closing Date, the Company shall no longer have any rights or obligations or otherwise be able to benefit from those agreements set forth on Schedule 6.3(a) or (b) (such agreements, the “Terminated Contracts”). Without limitation to the foregoing, on or prior to the Closing Date, Seller shall terminate or cause to be terminated, and eliminate and procure the release of all current and future liabilities (including liabilities for all obligations to indemnify the Company or otherwise hold it harmless pursuant to any agreement or other arrangement entered into prior to the Closing), and the termination of all rights, of the Company under all agreements, intercompany accounts payable and accounts receivable between the Company, on the one hand, and the Majority Shareholder or any Affiliate of the Majority Shareholder, other than the Company, on the other hand, without any further action by the parties thereto or any further liability, penalty or cost of the Company, Buyer or any of their respective Affiliates. Notwithstanding any other provision herein to the contrary, Buyer hereby consents to the execution of the Mutual Release, in the form attached hereto as Exhibit B, by Seller, the Company and the Majority Shareholder on or prior to the Closing Date.

6.4 Indebtedness. With respect to each item of Indebtedness of the Company as of the Closing set forth on Schedule 6.4, Seller shall deliver, as least one (1) Business Day prior to the Closing Date, executed payoff letters or final invoices, as applicable, from each lender, creditor, noteholder, or other counterparty to whom such Indebtedness obligation is owing (whether or not then due and payable), in each case, in a form reasonably satisfactory to Buyer (a) that sets forth the amount to be paid on the Closing Date, together with wire transfer instructions and (b) evidencing that the payment of such amount shall automatically result (without any further action of any of the parties to such Indebtedness) in the full repayment, satisfaction and discharge of all current and future obligations of the Company (and, in the case of hedging, swap or similar agreements, the complete unwind and settlement of such arrangements) in respect of such Indebtedness (except obligations for indemnification and reimbursement that expressly survive repayment in full) and of all current and future Liens relating to such items of Indebtedness.

6.5 No Solicitation of Other Bids.

(a) Neither Seller nor the Majority Shareholder shall, and shall not authorize or permit any of its Affiliates (including the Company) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal (defined below); (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Seller shall immediately cease and cause to be terminated, and shall cause its Affiliates (including the Company) and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Buyer, FMC or any of their respective Affiliates) concerning (A) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving Seller or the Company; (B) the sale of Capital Securities by the Company; (C) the issuance or acquisition of Capital Securities of the Company; or (D) the sale, lease, exchange or other disposition of any of the Company’s properties or assets other than in the ordinary course of business; provided that the Asset Purchase Agreement and transaction related thereto or arising thereunder shall not constitute an Acquisition Proposal.

(b) In addition to the other obligations under this Section 6.5, Seller shall promptly (and in any event within three (3) Business Days after receipt thereof by such Party or its Representatives) advise Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c) Each of Seller and the Majority Shareholder agrees that the rights and remedies for noncompliance with this Section 6.5 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

6.6 Tax Matters.

(a) Reserved.

(b) Company Tax Returns. Seller and Buyer agree that Seller shall prepare or cause to be prepared, at the sole cost and expense of Seller, all Tax Returns required to be filed by the Company for all periods commencing on or before the Closing Date and ending on or before the close of business on the Closing Date (the “Pre-Closing Tax Periods”). Seller shall deliver such returns, within a reasonable period of time prior to the date such returns (the “Pre-Closing Returns”) are required to be filed, to Buyer for its review and comment prior to the filing thereof, and Seller shall make such revisions as are reasonably requested by Buyer. Buyer and the Company shall prepare and file all other Tax Returns required to be filed by the Company. The Parties acknowledge that during the period in which the Company has been wholly owned by Seller, the Company is a disregarded entity for federal income tax purposes and accordingly does not file a federal income Tax Return. In the case of any taxable period that includes (but does not end or begin on) the Closing Date (the “Straddle Period”)), the amount of any Taxes based on or measured by income or receipts of the Company shall be determined based on an interim closing of the books as of the close of business on the Closing Date; and the amount of other Taxes of the Company for any taxable period that includes (but does not end on) the Closing Date shall be allocated between Seller and Buyer based on the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which, in the case of such Taxes allocable to Seller, is the number of days in the portion of the taxable period ending on the Closing Date and, in the case of such Taxes allocable to Buyer is the number of days in the portion of the taxable period commencing on the date immediately following the Closing Date and the denominator of which in each case is the number of days in such taxable period. Any Taxes so allocable to Seller in the preceding sentence (the “Straddle Period Taxes”)), and all Taxes shown to be due on any Pre-Closing Return, in each case to the extent not reflected in the Closing Date ABV, shall be paid promptly by Seller or, if Buyer shall have previously directed the Company to pay any such Taxes and the Company shall already have paid such taxes, the amount of any such Taxes shall be paid to Buyer.

(c) Tax Cooperation. Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns required pursuant to this Section 6.6 or any other Tax Returns relating to the operations of the Company, and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller and the Majority Shareholder each agree to (A) retain all books and records with respect to Tax matters in their respective possession pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations (and, to the extent notified by Buyer, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Tax Authority; and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Seller shall, at the record-holder’s option, either (i) allow the other party to take possession of such books and records, or (ii) continue such retention.

(d) Other Tax Matters. Any Tax refunds or credits that are received by Seller, the Company or Buyer in respect of Taxes of the Company shall be for the account of Seller where attributable to Pre-Closing Tax Periods if paid or caused to be paid by the Seller or accrued on the books and records of the Company, and shall be paid to Seller promptly if actually received by the Company or Buyer. Any Tax refunds or credits that are received by Seller, the Company or the Majority Shareholder or Buyer in respect of Taxes of the Company for any period other than a Pre-Closing Tax Period shall be for the account of the Company and shall be paid to the Company promptly if actually received by the Majority Shareholder or Seller.

(e) Transfer Taxes. Buyer and Seller shall each be 50% liable for any real property transfer or gains, sales, use, transfer, value added, stock transfer, and/or stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the Transaction. Seller, after review and consent by Buyer, shall file or cause the Company to file such applications and documents as shall permit any such Tax to be assessed and paid in accordance with any available filing procedure. Buyer shall execute and deliver all instruments and certificates reasonably necessary to enable Seller to comply with foregoing.

(f) New Jersey Bulk Transfer Laws. The parties shall comply with the requirements of N.J.S.A. 54:50-38 (the “NJ Bulk Sales Law”) and any applicable New Jersey State Laws relating to bulk sales transfers. Prior to the Closing Date, each of Seller and Buyer shall file with the Department of the Treasury of the State of New Jersey such documents and other filings as may be required by the NJ Bulk Sales Law in connection with the transactions contemplated by this Agreement.

(g) Tax Sharing. All Tax-sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

(h) Tax Treatment. The Parties agree (a) to act in accordance with this Agreement in the preparation and filing of all Tax Returns (b) that the acquisition of the Purchased Securities by the Buyer pursuant to the Agreement shall be treated as an acquisition of the assets of the Company by the Buyer for federal income tax purposes and (c) not to take any position inconsistent therewith in the course of any audit, investigation, claim, dispute or controversy.

6.7 Confidentiality; Publicity.

(a) No Party shall make any public announcement or similar publicity in connection with the Closing concerning this Agreement, the Transactions, or the details relating thereto, without first obtaining the prior written consent of the other Parties; provided, that nothing contained herein shall prohibit (i) any Party from making any public announcement following reasonable notice to the other Parties if such Party determines in good faith, on the advice of legal counsel, that such public disclosure is required by applicable Law, in which case the Parties shall use reasonable best efforts to coordinate in determining the appropriate form and scope of such disclosure, and (ii) Seller and Buyer from disclosing such terms, conditions and details to their Representatives, in which case the Parties shall use reasonable best efforts to coordinate in determining the appropriate form and scope of such disclosure. Notwithstanding the foregoing, Seller understands that this Agreement will be filed with the Securities and Exchange Commission as a material contract of Buyer’s ultimate parent and, Buyer may make or cause to be made any press release or similar public announcement or communication as may be required to comply with the requirements of any applicable Laws or rules and regulations of each stock exchange upon which the securities of Buyer or its Affiliates are listed.

(b) Notwithstanding any provision of this Section 6.7, or any other provision in this Agreement or the other Transaction Documents to the contrary, the Parties and their respective Representatives may disclose (i) the treatment of the transactions contemplated by this Agreement for U.S. federal, state and local Tax purposes, (ii) any fact that may be relevant to understanding the treatment of the Transactions for U.S. federal, state and local Tax purposes, and (iii) all materials of any kind (including opinions or other Tax analyses) relating to, and that may be relevant to understanding such U.S. federal, state and local Tax treatment (and each Party represents that none of its advisors have imposed limitations on disclosure of any of the foregoing matters), except to the extent the disclosure of such information could result in any violation of applicable securities Laws.

6.8 Access to Information; Advice of Changes.

(a) Prior to the Closing, subject to applicable Law (including any applicable antitrust or competition Law), Seller shall (i) give Buyer and its authorized Representatives, upon reasonable advance notice and during regular business hours and coordinated through the Persons listed on Schedule 6.8(a), reasonable access to all books and records, personnel, officers, and facilities and properties of the Company, (ii) permit Buyer to make such copies and inspections thereof, upon reasonable advance notice and during regular business hours, as Buyer may reasonably request and (iii) furnish Buyer with such unaudited financial and operating data and other information with respect to the Company as is regularly prepared in the ordinary course of business that Buyer may from time to time reasonably request.

(b) Each Party shall promptly notify the other Parties of the occurrence, to such Party’s knowledge, of any event or condition, or the existence, to such Party’s knowledge, of (i) any fact, change, condition, circumstance or occurrence or non-occurrence of any event that will or could reasonably be expected to result, individually or in the aggregate, in any of the conditions set forth in Article VII not being fulfilled, or (ii) any pending (or, to such Party’s knowledge, threatened) Action that questions or challenges the validity of this Agreement; provided that no such notification shall affect the conditions to the obligations of the Parties under this Agreement.

6.9 Further Assurance; Post Closing Cooperation. Seller and the Majority Shareholder will, from time to time, at the request of Buyer, whether at or after the Closing Date, execute and deliver such other and further instruments of conveyance, assignment, transfer and consent as Buyer or its counsel may reasonably require for the most effectual conveyance and transfer of the Purchased Securities to Buyer. Following the Closing, each Party will afford each other Party, its counsel and its accountants, during normal business hours, reasonable access upon reasonable notice to the books, records and other data relating to the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns or (ii) compliance with the requirements of any Governmental Authority.

6.10 Non-Competition; Non-Solicitation.

(a) Seller and the Majority Shareholder shall not, and shall not permit any of their respective Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business other than for Freedom, Buyer or any of their respective Affiliates; or (ii) have an interest in any Person (other than Freedom, Buyer or any of their respective Affiliates) that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; in each case, for a period beginning on the Closing Date and ending on the third (3rd) anniversary of the Closing (such period, the “Restricted Period”). Notwithstanding the foregoing, Seller or the Majority Shareholder, as applicable, may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if Seller or the Majority Shareholder, as applicable, is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own one percent (1%) or more of any class of securities of such Person.

(b) During the Restricted Period, Seller and the Majority Shareholder shall not, and shall not permit any of their respective Affiliates to, directly or indirectly, hire or solicit any employee of the Company or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees and except for the benefit of Freedom, Buyer or any other their respective Affiliates; provided, that nothing in this Section 6.10(b) shall prevent Seller or the Majority Shareholder, as applicable, or any of their respective Affiliates from hiring (i) any employee whose employment has been terminated by the Company or Buyer or (ii) after one (1) year from the date of termination of employment, any employee whose employment has been terminated by the employee.

(c) During the Restricted Period, Seller and the Majority Shareholder shall not, and shall not permit any of their respective Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients, business partners or customers of the Company or potential clients, business partners or customers of the Company for purposes of diverting their business or services from the Company, in each case, except for the benefit of Freedom or any Affiliates of Freedom.

(d) Each of Seller and the Majority Shareholder acknowledges that a breach or threatened breach of this Section 6.10 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller or the Majority Shareholder, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e) Each of Seller and the Majority Shareholder acknowledges that the restrictions contained in this Section 6.10 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.10 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 6.10 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(f) Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of any particular restrictive covenant contained in this Section 6.10 too lengthy, the geographic area covered too extensive or the scope too broad, the other provisions of this Section 6.10 shall nevertheless stand, the term shall be deemed to be the longest period permissible by applicable Law under the circumstances, the geographic area covered shall be deemed to comprise the largest territory permissible by applicable Law under the circumstances and the scope shall be as broad as permissible by applicable Law under the circumstances. The court in each case shall reduce the term, geographic area and or scope covered to permissible duration, size or breadth.

6.11 Pre-Closing Divestiture. Prior to the Closing, the Company shall divest itself of (i) all New Jersey Housing Authority Mortgage Loans, (ii) all subservicing obligations of the Company, (iii) cash, all rights of the Company under the Asset Purchase Agreement (including the right to receive the monthly payments of $33,333.33 pursuant thereto) and all real estate owned by the Company and (iv) each of the Mortgage Loans listed on Schedule 6.11 (all of which may be divested by means of a distribution from the Company to Seller). Notwithstanding anything contain herein to the contrary, any divestiture by the Company as described in this Section 6.11 shall be deemed permitted for all purposes of this Agreement.

6.12 Repurchase and Indemnification Demands. Prior to Closing, if the Company receives a written repurchase or indemnification demand with respect to a Mortgage Loan, it shall provide written notice thereof to Buyer.

6.13 Other Items Regarding Certain Mortgage Loans. Prior to the Closing, the Company shall use commercially reasonable efforts, in a manner consistent with the process set forth on Schedule 6.13, to address the potential matters related to the Mortgage Loans set forth on Schedule 6.13.

6.14 Material Contracts. Prior to the Closing, the Company shall not enter into a Contract that would be a Material Contract or renew, terminate, modify, release, assign or waive any material right under any Material Contract without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company may enter into any Contracts, renew, terminate, modify, release, assign or waive any material right under any Material Contract and take any and all actions otherwise necessary to (i) effect the transactions contemplated by this Agreement (including, without limitation, pursuant to Sections 6.3, 6.11 and 6.13 hereof as well as the first sentence of Section 6.1 hereof) or the Asset Purchase Agreement, (ii) to terminate the Company’s lines of credit with People’s United Bank and Associated Bank, N.A. or (iii) effect the day-to-day business activities of the Company; provided, however, that the Company shall not (1) enter into any Contract that is (A) longer than six (6) months in duration, or (B) that requires payments in excess of $10,000 under any individual Contract or, when taken together with all Contracts entered into following the date of this Agreement, requires aggregate payments in excess of $50,000, or (2) increase the salary of any employee by more than five percent (5%) of such employee’s salary as of the date of this Agreement, in each case without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed).

6.15 Marlton Lease. Upon termination of the Marlton Lease, Buyer hereby agrees to use commercially reasonable efforts to secure the return of the Marlton Security Deposit from the Marlton Landlord. Within five (5) days of the receipt of any Marlton Security Deposit amounts, Buyer shall pay over such amounts to Seller. Buyer agrees that it shall not take any action or omit to take any action that would cause the Marlton Landlord to withhold the return of the Marlton Security Deposit or reduce the amount of the Marlton Security Deposit to be returned to the Company.

6.16 Firstrust Indebtedness. The Company agrees to use its commercially reasonable efforts to cooperate with Buyer in contacting Firstrust in order to (i) amend the Firstrust Warehouse Line and Firstrust MSR Line so that such lines remain in effect following the Closing and (ii) terminate the Firstrust MSR Guaranty Agreement and Firstrust Warehouse Guaranty Agreements.

6.17 Company 401(k) Plan. Seller shall cause the Company to adopt written resolutions to terminate the Company’s 401(k) plan (the “Company 401(k) Plan”), such termination to be effective no later than the Business Day preceding the Closing (but contingent upon the occurrence of the Closing). Buyer shall administer the termination of the Company 401(k) Plan in compliance with its terms and the requirements of all applicable Laws.

6.18 Furniture and Fixtures. Notwithstanding any other provision of this Agreement to the contrary, (i) all furniture and fixtures of the Company (“F&F”) may be sold by the Company prior to the Closing and the proceeds thereof distributed to the Seller and (ii) to the extent any F&F are not sold by the Company prior to the Closing, the Company shall distribute such F&F to the Seller on the Closing Date and Seller shall be the true and lawful owner of such F&F. Buyer agrees to provide Seller with access to the offices of the Company for a period of thirty (30) days following the Closing in order to provide Seller with the ability to remove and/or sell any F&F.

ARTICLE VII

CONDITIONS TO CLOSING

7.1 Conditions to Each Party’s Obligations at the Closing. The obligations of each Party to consummate the Transactions are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by Buyer or Seller, as the case may be, in writing:

(a) No Injunctions or Restraints. No court or other Government Authority shall have enacted, issued, promulgated, enforced or entered any Law or issued any Order (and if an injunction, whether temporary, preliminary or permanent) that is in effect and prevents, restrains, enjoins, makes illegal or otherwise prohibits, the consummation of any of the Transactions or makes such consummation illegal.

7.2 Conditions to Seller’s and the Majority Shareholder’s Obligations at the Closing. The obligations of Seller and the Majority Shareholder to consummate the Transactions are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by the Seller in writing:

(a) Representations and Warranties. Except for any inaccuracy or breach that would not, individually or in the aggregate, have a material adverse effect on the ability of Buyer to consummate the Transactions, each representation and warranty contained in Article V (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct as of the date hereof and as of the Closing Date (or if made as of a date specified therein, as of such date), and the Seller shall have received a certificate signed by an authorized officer of Buyer to such effect.

(b) Performance. The covenants, obligations and agreements contained in this Agreement to be complied with by Buyer on or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate signed by the Chief Executive Officer of Buyer to such effect.

(c) Closing Deliveries. Each deliverable of Buyer under Section 2.6(b) shall have been delivered to Seller.

(d) No Actions. No Action shall have been instituted and pending by any Governmental Authority of competent jurisdiction seeking to prohibit, restrict or delay, or to enjoin or obtain damages in respect of, this Agreement and the other Transaction Documents or the consummation of the Transactions.

(e) Guaranty Agreements. The Firstrust MSR Guaranty Agreement and Firstrust Warehouse Guaranty Agreements shall have been terminated.

7.3 Conditions to Buyer’s Obligations at the Closing. The obligations of Buyer to consummate the Transactions are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by Buyer in writing:

(a) Representations and Warranties. (i) The representations and warranties in Sections 4.1 (Organization; Good Standing; No Subsidiaries), 4.2 (Capitalization), 4.3 (Authorization), clause (y) in the lead-in to Section 4.14 (Absence of Certain Changes or Events), and 4.21 (Finder’s Fee) shall be true and correct in all respects as of the date hereof and as of the Closing Date; (ii) each other representation and warranty contained in Article IV shall be true and correct in all material respects (disregarding all materiality and Material Adverse Effect qualifications contained therein) as of the date hereof and as of the Closing Date (or if made as of a date specified therein, as of such date); and (iii) Buyer shall have received a certificate signed by the Majority Shareholder and the Chief Executive Officer of Seller to such effect.

(b) Performance. The covenants, obligations and agreements contained in this Agreement and the other Transaction Documents to be complied with by Seller and/or the Majority Shareholder on or before the Closing shall have been complied with in all material respects, and Buyer shall have received certificates signed by the Majority Shareholder and the Chief Executive Officer of Seller to such effect.

(c) Regulatory Consents. All required regulatory Consents shall have been obtained and all notices to Governmental Authorities timely given, in each case as identified on Schedule 7.3(c), to allow the Transactions to be consummated.

(d) No Actions. No Action shall have been instituted and pending by any Governmental Authority of competent jurisdiction seeking to prohibit, restrict or delay, or to enjoin or obtain damages in respect of, this Agreement and the other Transaction Documents or the consummation of the Transactions.

(e) Third-Party Consents. Seller shall have delivered documentary evidence of the receipt of the Consents listed in Schedule 7.3(e) in form and substance reasonably acceptable to Buyer.

(f) Closing Deliveries. Each deliverable of Seller and the Majority Shareholder under Section 2.6(a) shall have been delivered to Buyer.

(g) No Material Change. The Delinquent Mortgage Loans in the Company’s portfolio of Servicing Rights shall represent not more than four and one half percent (4.5%) of all of the Mortgage Loans in the Company’s portfolio of Servicing Rights.

(h) Asset Closing. The Asset Closing shall have occurred.

ARTICLE VIII

TERMINATION

8.1 Termination. From and after the date hereof, this Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Seller and Buyer;

(b) by Seller, upon prior written notice to Buyer, if Buyer breaches any of its representations or warranties or fails to perform any of its covenants contained in this Agreement and such breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.2, (ii) has not been waived by Seller in writing and (iii) has not been cured by Buyer within ten (10) days of Buyer’s receipt of written notice of such breach from Seller;

(c) by Buyer, upon prior written notice to Seller, if the Seller breaches any of its representations or warranties or fails to perform its covenants contained in this Agreement and such breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.3, (ii) has not been waived by Buyer in writing and (iii) has not been cured by Seller within ten (10) days of Seller’s receipt of written notice of such breach from Buyer;

(d) by Buyer or Seller, upon prior written notice to the other Parties, if the Closing shall not have occurred on or before the Outside Closing Date; provided that, subject to the consummation of the transactions contemplated by Section 9.8 of the Asset Purchase Agreement, Buyer may, in its discretion, extend the Outside Closing Date for purposes of this Section 8.1(d) for an additional 60 days; or

(e) by Seller or Buyer, upon prior written notice to the other Parties, in the event that any court or other Government Authority shall have issued any Order that is in effect and prevents, restrains, enjoins, makes illegal or otherwise prohibits, the consummation of any of the Transactions or makes such consummation illegal and such Order has become final and non-appealable.

Notwithstanding anything in this Section 8.1 to the contrary, no Party may terminate this Agreement pursuant to paragraph (b), (c) or (d) above, if it is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

8.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1, the provisions of this Agreement shall be terminated and no Party will have any further obligation or liability to the other party pursuant to or by reason of this Agreement, except that (i) each Party’s obligations set forth in this Section 8.2 and Sections 1.2, 6.7, 6.13 and 10.1 through 10.12; and (ii) subject in all cases to Section 10.13, no such termination shall relieve any Party from liability for the breach of any of its covenants or agreements in this Agreement prior to or in connection with its termination, and each Party shall be entitled to any and all remedies at law or in equity it may have for such breach.

ARTICLE IX

SURVIVAL; INDEMNIFICATION

9.1 Survival.

(a) Representations and Warranties. The representations and warranties made by any Party in this Agreement shall survive the execution and delivery of this Agreement for a period of twenty-four (24) months after the Closing Date, and thereafter shall have no further force or effect, except that the representations and warranties set forth in:

(i) Section 4.1 (Organization; Good Standing; No Subsidiaries), Section 4.2 (Capitalization), Section 4.3 (Authorization), and Section 4.23 (Finder’s Fee) (collectively, the “Fundamental Representations and Warranties”) shall survive until the sixth (6th) anniversary of the Closing Date; and

(ii) Section 4.18 (Compliance with Laws; Permits) solely as it relates to the business operations of the Company relating to the Mortgage Loans and/or Servicing Rights, Section 4.19 (Servicing Matters) and Section 4.20 (Mortgage Loans and Loan Documents) shall survive until the third (3rd) anniversary of the Closing Date.

(b) Covenants and Agreements. The covenants and agreements made by any Party in Article VI of this Agreement shall survive the execution and delivery of this Agreement and the Closing Date until performed or the obligation to so perform shall have expired, but in no event shall any such covenant or agreement survive beyond the third (3rd) anniversary of the Closing Date.

(c) Notwithstanding anything to the contrary herein, any claim asserted in good faith pursuant to Section 9.7 or Section 9.8 prior to the expiration of the applicable survival period set forth in this Section 9.1, together with the applicable representations, warranties, covenants and agreements, shall survive until such claim is fully and finally resolved.

9.2 Indemnification by the Seller and the Majority Shareholder. From and after the Closing and subject to the limitations set forth in this Article IX, the Seller and the Majority Shareholder, jointly and severally, shall indemnify, defend and hold harmless Buyer, the Company, and their respective Affiliates and Representatives (each a “Seller Indemnified Party”) from and against any and all claims, losses, damages, Liabilities, deficiencies, Taxes, penalties, assessments, obligations or expenses of any kind or type, including reasonable legal fees and expenses, but excluding any punitive damages (except to the extent punitive damages are owed by an Indemnified Party to a third party pursuant to an award with respect to a Third-Party Claim) (each a “Loss”) incurred by any Seller Indemnified Party based upon, resulting from or arising out of:

(a) any inaccuracy in or breach of any representation or warranty of the Seller or the Majority Shareholder contained in this Agreement, any other Transaction Document, or any certificate or other instrument delivered by or on behalf of Seller or the Majority Shareholder pursuant to this Agreement;

(b) any breach of any covenant, agreement or obligation to be performed by Seller or the Majority Shareholder pursuant to this Agreement or any other Transaction Document;

(c) any Liabilities of Seller or the Company with respect to unpaid Taxes for the Pre-Closing Tax Periods to the extent such unpaid Taxes have not otherwise been reflected in the Closing Date ABV;

(d) any Liability arising out of, relating to or otherwise incurred in connection with any arrangements, agreements or transactions by and between the Company and Platinum Abstract Co., LLC, including the Operating Agreement of Platinum Abstract Co., LLC; or

(e) any Liability arising out of, relating to or otherwise incurred in connection with any repurchase or indemnification demand in respect of any Mortgage Loan listed on Schedule 9.2(e).

9.3 Indemnification by the Buyer. From and after the Closing and subject to the limitations set forth in this Article IX, the Buyer shall indemnify, defend and hold harmless Seller, Majority Shareholder, and their respective Affiliates and Representatives (each a “Buyer Indemnified Party”) from and against any and all Losses incurred by any Buyer Indemnified Party based upon, resulting from or arising out of:

(a) any inaccuracy in or breach of any representation or warranty of Buyer contained in this Agreement, any other Transaction Document, or any certificate or other instrument delivered by or on behalf of Buyer pursuant to this Agreement; or

(b) any breach of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any other Transaction Document.

9.4 Indemnification Thresholds.

(a) Losses to be paid by Seller and/or the Majority Shareholder pursuant to the provisions of this Article IX will first be satisfied from the Holdback Fund; provided, however, that no claim for indemnification of Losses may be made or recovered under Section 9.2(a), for any individual claim or series of related claims unless and until the aggregate amount of Losses of the Buyer Indemnified Parties that may be claimed under Section 9.2(a) against the Seller and/or the Majority Shareholder exceeds an amount equal to Fifty Thousand Dollars ($50,000) (the “Deductible”), and in which event the Buyer Indemnified Parties shall only be entitled to indemnification for all Losses in excess of the Deductible, and (ii) no claim for indemnification of Losses may be made or recovered under Section 9.2(a), Section 9.2(b) or Section 9.2(c) for aggregate Losses in excess of an amount equal to thirty percent (30%) of the Purchase Price (inclusive of any amounts paid to the Buyer Indemnified Parties from the Holdback Amount).

(b) Exceptions. Notwithstanding anything herein to the contrary, the limitations set forth in Section 9.4(a) will not apply to Losses which result from or are related to: (i) fraud; (ii) intentional or willful breach of a representation, warranty or covenant contained in this Agreement, or in any certificate, Disclosure Schedule, Exhibit or other instrument delivered pursuant to this Agreement; (iii) any breach of any of the Fundamental Representations and Warranties; or (iv) the matters indemnifiable pursuant to Section 9.2(e); provided, that the aggregate liability of the Seller and the Majority Shareholder, collectively, in respect of Losses described in clauses (ii), (iii) and (iv) above shall be limited to the Purchase Price.

(c) For purposes of this Article IX, all qualifiers or exceptions as to “materiality,” “Material Adverse Effect,” dollar thresholds or other similar qualifications (other than the “Material Adverse Effect” qualifier in clause (y) in the lead-in to Section 4.14 (Absence of Certain Changes or Events)) shall be disregarded both for purposes of (i) determining the existence or occurrence of a breach and (ii) determining the amount of Losses arising out of or resulting therefrom.

(d) Notwithstanding the foregoing or any other provision herein to the contrary, Losses by the Buyer Indemnified Parties for which Buyer Indemnified Parties are entitled to indemnification under this Article IX shall be first charged against the Loan Loss Reserve (if and to the extent such Losses arise out of any Mortgage Loans of the Company or any Servicing Rights of the Company), and then the Holdback Fund prior to any Buyer Indemnified Party seeking recovery from Seller or the Majority Shareholder. In the event and to the extent the Seller and the Majority Shareholder are liable for Losses in excess of the Holdback Fund and the Loan Loss Reserve, the Buyer Indemnified Parties may, subject to the limitations set forth in this Article IX, proceed against the Seller or the Majority Shareholder directly, at the discretion of such Indemnified Parties, with respect to the amount of such excess.

(e) Notwithstanding anything contained herein to the contrary, the ability of Buyer or any Buyer Indemnified Party to make any claim or demand for indemnification pursuant to Sections 9.2(b), (c), (d) and (e) shall terminate on the date three (3) years after the Closing Date.

9.5 Exclusive Remedy. From and after the Closing, except for (a) claims based on a Party’s fraudulent acts or omissions (which are not subject to any of the limitations in this Agreement) and (b) any equitable Actions for specific performance or injunctive or other equitable relief with respect to the covenants set forth in Section 6.10, (i) the indemnification provided in this Article IX shall be the sole and exclusive remedy of any Person arising out of, related to, in connection with or with respect to this Agreement, any other Transaction Document or any certificate or instrument delivered pursuant to this Agreement, the Closing and all other transactions pursuant hereto, and no Person shall otherwise be liable for any Losses or defaults or breaches of this Agreement in respect of the Closing and all other transactions pursuant hereto and (ii) each of the Parties hereby waives, to the fullest extent it may lawfully do so, any other rights, causes of action, remedies or damages that it may have or assert against the other Parties in connection with this Agreement, any other Transaction Document or any certificate or instrument delivered pursuant to this Agreement.

9.6 Indemnification Amounts. The amount of Losses recoverable by an Indemnified Party pursuant to this Article IX shall be reduced by the net amount such Indemnified Parties actually recover (after deducting all reasonable attorneys’ fees, out-of-pocket expenses and other costs of recovery) from any insurer or other party liable for such Losses (any such amounts received that reduce the indemnification owing to an Indemnified Party, the “Indemnity Reduction Amounts”). If the Indemnified Party receives any Indemnity Reduction Amounts under applicable insurance policies, or from any third party, in respect of an indemnified Loss after the full amount of such indemnified Loss has been paid by the Indemnifying Party or after an Indemnifying Party has made a partial payment of such indemnified Loss and such Indemnity Reduction Amounts exceed the remaining unpaid balance of such indemnified Loss, then such Indemnified Party shall promptly remit to the Indemnifying Party an amount equal to the excess (if any) of (A) the amount theretofore paid by the Indemnifying Party in respect of such indemnified Loss, less (B) the amount of the indemnity payment that would have been due if such Indemnity Reduction Amounts in respect thereof had been received before the indemnity payment was made. Each Indemnified Party shall make commercially reasonable efforts to recover Losses under applicable insurance policies so as to reduce the amount of any Losses suffered by the Indemnified Party. No Person shall be entitled to indemnity hereunder more than once for the same Loss.

9.7 Indemnification Procedures – Third Party Claims.

(a) If any Indemnified Party receives written notice of the commencement of any Action by a third party or the imposition of any penalty or assessment for which indemnity may be sought hereunder (a “Third-Party Claim”), and such Indemnified Party intends to seek indemnity pursuant to this Article IX, the Indemnified Party shall as promptly as practicable provide the Party or Parties that have agreed to indemnify hereunder (the “Indemnifying Party” or the “Indemnifying Parties”, as the case may be) with notice in writing including reasonable detail of the Third-Party Claim; provided, however, that the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party, unless the Indemnifying Party is materially prejudiced by such failure to notify and in any event shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party other than under this Section 9.7(a). An Indemnifying Party shall be entitled to participate in or, at its option, assume the defense of such Third-Party Claim (without admitting Liability to the Indemnified Party or the third party), in either case at the expense of the Indemnifying Party; provided, that the Indemnifying Party or Parties shall not be entitled to assume the defense of a Third-Party Claim to the extent that the Indemnified Party reasonably determines that it has defenses, claims or positions that are unique, separate or distinct from the defenses, claims or positions that might be available to other Persons relating to such Third-Party Claim (such as jurisdictional defenses), in which case the Indemnified party or Parties shall have the right to elect to be represented by separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties. Such defense shall be conducted through counsel selected by the Indemnifying Parties, which counsel shall be reasonably satisfactory to the Indemnified Party. Should the Indemnifying Parties so elect to assume the defense of a Third-Party Claim, no Indemnifying Party will be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), (ii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). If the Indemnifying Parties are conducting the defense of the Third-Party Claim, the Indemnified Party shall be entitled, at its own expense, to retain separate counsel and participate in the defense of such Third-Party Claim. Each Indemnifying Party will keep the Indemnified Party informed of all material developments relating to or arising in connection with such Third-Party Claim.

(b) In the event that the Indemnifying Party is not entitled or fails to so assume the defense of any Third-Party Claim within thirty (30) days after receipt of written notice thereof from the Indemnified Party, the Indemnified Party shall have the right to undertake the defense of such Third-Party Claim and, if such Third-Party Claim is one for which the Indemnified Party is entitled to be indemnified under this Article IX, such defense of such Third-Party Claim shall be at the expense and for the account of the Indemnifying Party.

(c) The Indemnifying Party shall be required to obtain the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) before consenting to any judgment, entering into or making any settlement, compromise or discharge of any Third-Party Claim or any Liability in respect thereof; provided that if the Indemnifying Party assumes the defense of any Third-Party Claim, the Indemnifying Party may, without the consent of the Indemnified Party, consent to any judgment, enter into any settlement, compromise or discharge of such Third-Party Claim which by its terms obligates the Indemnifying Party to pay all monetary amounts in connection with such Third-Party Claim and unconditionally releases the Indemnified Party completely from all Liability in connection with such Third-Party Claim and that (i) does not involve any injunctive or other equitable relief which would be imposed, and (ii) does not provide for any finding or admission of a violation of Law or violation of the rights of any Person by the Indemnified Party or any of its Affiliates.

(d) If the Indemnifying Party shall not be entitled to, or fails to, assume the defense of any Third-Party Claim, the Indemnifying Party nonetheless shall be entitled to participate at its own expense in such defense and the Indemnified Party shall make no settlement, compromise, discharge, admission, or acknowledgment that would give rise to any Liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party (such consent not to be unreasonably withheld).

9.8 Indemnification Procedures – Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 9.7 because no Third-Party Claim is involved, the Indemnified Party shall notify the Indemnifying Party in writing as promptly as reasonably practicable of any Losses which such Indemnified Party claims are subject to indemnification under the terms hereof. Subject to the limitations otherwise set forth in this Article IX, the failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless and to the extent the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

9.9 Mitigation; Right to Purchase. Buyer agrees to use its good faith efforts to remediate and mitigate potential Losses related to repurchase demands for Mortgage Loans for which Buyer Indemnified Parties are entitled to indemnification pursuant to Section 9.2, and each of Seller and the Majority Shareholder agrees to cooperate in good faith with such efforts. To the extent an Indemnified Party or Parties are indemnified pursuant to Section 9.2 in respect of a repurchase demand in respect of any Mortgage Loan, Buyer shall pay over to Seller any proceeds directly and indirectly received thereafter by the Company or Buyer from any such Mortgage Loan so repurchased. The Seller or the Majority Shareholder, at the discretion of the Majority Shareholder, shall have the option to repurchase from Buyer (or directly from the Agency making such repurchase demand) any Mortgage Loan that is the subject of a repurchase demand at a price equal to the sum of (i) the price paid or required to be paid to the applicable Agency for such repurchase, plus (ii) the portion of the Purchase Price allocable to the Servicing Rights for such Mortgage Loan.

9.10 Treatment of Indemnity Payments. Any payment received by an Indemnified Party in respect of Losses pursuant to Section 9.2 or Section 9.3 hereof shall constitute an adjustment to the aggregate Purchase Price for Tax purposes, and shall be treated as such by the Indemnified Party and the Indemnifying Party on their respective Tax Returns; provided that to the extent it is determined by a relevant Tax Authority that any such payments are not so treated, the payment to the Indemnified Party shall be grossed up for the net amount of Taxes payable by the Indemnified Party from the payment of such Taxes.

9.11 Effect of Investigation. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and agreements shall not be affected by any investigation conducted with respect to, or any knowledge actually acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or agreement.

9.12 Reduction in Holdback Fund. In the event that no Indemnified Party delivers written notice in accordance with Section 9.8 of a Third-Party Claim arising out of or relating to a repurchase or indemnification demand in respect of a Mortgage Loan on or prior to the twelve (12) month anniversary of Closing, Buyer and Seller shall jointly instruct the Holdback Agent to release to Seller an amount from the Holdback Fund equal to 5% of the Purchase Price. All amounts in the Holdback Fund, less any amounts that as of such date are subject to any pending claim for indemnification in accordance with this Article IX, shall be released to Seller on the date that is two (2) years after the Closing Date and Seller and Buyer shall jointly instruct the Holdback Agent to take such action.

ARTICLE X

MISCELLANEOUS

10.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties, their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the other Parties; provided, however, that Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder. Any purported assignment in contravention hereof shall be null and void. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties, their respective successors and permitted assigns, any rights remedies, obligations, or Liabilities under or by reason of this Agreement, except that the Indemnified Parties shall be third-party beneficiaries of Article IX and such other provisions of this Agreement as necessary to implement the terms of Article IX.

10.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

10.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.4 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the Party to be notified, (b) upon confirmation of receipt, if sent by electronic mail or facsimile, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

If to Buyer, to:

CHMI Solutions Inc.

301 Harper Drive, Suite 110

Moorestown, NJ 08057

Attn:	Martin Levine
Email:	martin.levine@chmm.com

with copies (which shall not constitute notice) to each of:

Zukerman Gore Brandeis & Crossman, LLP

Eleven Times Square

New York, New York 10036

Attn:	Nathaniel S. Gore, Esq.
Email:	Ngore@zukermangore.com

If to Seller or the Company, to:

Aurora Financial Holding Company, Inc.

9 Eves Drive, Suite 190

Marlton, NJ 08053

Attn: William Raftery
Email:	Billr@auroralending.com

with copies (which shall not constitute notice) to:

Fortis Legal, LLC

1045 First Avenue, Suite 120

King of Prussia, PA 19406

Attn: Mark A. Beaver, Esq.
Email: mbeaver@fortislegalpa.com

If to the Majority Shareholder:

William Raftery

c/o Aurora Financial Holding Company, Inc.

9 Eves Drive, Suite 190

Marlton, NJ 08053

Email:	Billr@auroralending.com

with copies to (which shall not constitute notice) to:

Fortis Legal, LLC

1045 First Avenue, Suite 120

King of Prussia, PA 19406

Attn: Mark A. Beaver, Esq.
Email: mbeaver@fortislegalpa.com

10.5 Expenses. Except as otherwise expressly provided for in this Agreement, each of the Parties shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including brokers’ fees, attorneys’ fees and accountants’ fees.

10.6 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of all of the Parties.

10.7 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.8 Delays or Omissions; Waiver. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

10.9 Entire Agreement. This Agreement (including the Schedules, Annexes and Exhibits hereto) and the other Transaction Documents constitute the full and entire understanding and agreement of the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.

10.10 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a) To the fullest extent permitted by applicable Law, each Party (i) agrees that any Action by such Party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York or any court of the State of New York sitting in the Borough of Manhattan, and not in any other state or federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in New York, New York for purposes of all Actions arising out of, or in connection with, this Agreement or the transactions contemplated hereby, (iii) waives and agrees not to assert any objection that it may now or hereafter have to the laying of the venue of any such Action brought in such a court or any claim that any such Action brought in such a court has been brought in an inconvenient forum, (iv) agrees that mailing of process or other papers in connection with any such Action in the manner provided in Section 10.4 or any other manner as may be permitted by Law shall be valid and sufficient service thereof, and (v) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(b) Each Party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each Party (i) certifies that no Representative of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.10(b).

10.11 Availability of Equitable Relief. The Parties agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its terms and that, although monetary damages may be available for such a breach, monetary damages would be an inadequate remedy therefor. Accordingly, each of the Parties agrees that, in the event of breach or threatened breach of any provision of this Agreement by such Party, the other Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches hereof and to specifically enforce the terms and provisions hereof. A Party seeking an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions hereof shall not be required to provide, furnish or post any bond or other security in connection therewith, and each Party hereby irrevocably waives any right it may have to require the provision, furnishing or posting of any such bond or other security. In the event that any Action should be brought in equity to enforce the provisions of this Agreement, each Party agrees that it shall not allege, and each Party hereby waives the defense that there is an adequate remedy at law.

10.12 Time of Essence. Except as provided in this Section 10.12, time is of the essence with respect to this Agreement. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-Business Day, then such period or date shall be extended until the immediately following Business Day.

10.13 Construction of Agreements. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any other Transaction Document, the provisions of this Agreement shall control (unless the other Transaction Document explicitly provides otherwise).

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Securities Purchase Agreement as of the date first written above.

BUYER:

CHMI SOLUTIONS, INC.

By:	/s/ Martin Levine
Name: Martin Levine
Title: CFO

SELLER:

AURORA FINANCIAL HOLDING COMPANY, INC.

By:	/s/ William J. Raftery
Name: William J. Raftery
Title: Chairman

COMPANY:

AURORA FINANCIAL GROUP, INC.

By:	/s/ William J. Raftery
Name: William J. Raftery
Title: Chairman

MAJORITY SHAREHOLDER:

/s/ William Raftery
WILLIAM RAFTERY

ANNEX I

		Adjusted Book Value Sample Calculation 9/30/2014
ASSETS
Current Assets
Unrestricted Cash	1,552,715	—
Securities	46,497	—
Accounts Receivable-Loan Fees	19,932	—
Accounts Receivable	206,440	—
Accounts Receivable-Employees	652	—
Servicing Escrow Advances	383,518	383,518
Sale Escrows Receivable	38,451	—
Fair Market Value of Mortgages Held	20,672,027	See Note 1

Total Current Assets	22,920,232	383,518
Fixed Assets
Furniture & Equipment	1,337,154	—
Automobiles	154,579	—
Capital Leases	247137	See Note 2
Less: accumulated depreciation	(1,425,035)	—

Total Fixed Assets	313,835	—
Other Assets
Other Investments	610,221	—
Real Estate Owned	108,291	—
Deposits Held	32,407	2,400	See Note 3
Prepaid Expenses	36,806	34,931	See Note 4
Fair Market Value of Mortgage Servicing Rights Held	7,506,629	6,700,000	value as of 12/31/2014

Total Other Assets	8,294,354	6,737,331

TOTAL ASSETS	31,528,421	7,120,849

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Firstrust Warehouse Debt	4,170,276
People’s United Debt	12,445,805
Associated Bank Warehouse Account	2888550
Accounts Payable	191,158
FICA Taxes Payable	32,557
Accrue Wages/Payroll Payable	698,252
Use Tax Payable	1,261	See Note 5
Other Accrued Expenses	199,675
Accrued Interest Expense	47791
Accrued Professional Fees	73,146
Accrued State Corporate Taxes	4,000
Settlement Escrows	110,049
Other Settlement Funds	(5,033)
Reserve for Losses	708,675	700,000	Agreed upon Loss Reserve
2015 Accrued Comp		625,000	As reported on Schedule 4.9(a)

Total Current Liabilities	21,566,162	1,325,000
Long Term Liabilities
Capitalized Leases	91,848	See Note 2
Long Term Notes Payable	1,901,650	1,901,650

Total Long Term Liabilities	1,993,498	1,901,650
Adjusted Book Value ========>		3,894,199

Note 1: To be determined at Closing based on actual value; expected to be zero

Note 2: To be determined at Closing based on actual value.

Note 3: Deposits Held will include the security deposit and first month’s rent for the Company’s office at 1202 Boalsburg Road, State College, PA 16801

Note 4: Prepaid Expenses will include all prepaid insurance, One Source Premium Software Renewal, SAGE-ACCPAC Maintenance and 2014 Plymouth Township Taxes

Note 5: Current value of all accrued but unpaid current liabilities, with the exception of Loan Loss Reserve, to be determined at Closing based on actual value

EXHIBIT A

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is made and entered into as of [—], by and among CHMI Solutions, Inc., a Delaware corporation (“Buyer”) and Aurora Financial Holding Company, Inc., a New Jersey corporation (“Seller”) (each a “Party” and together the “Parties”), and [—] (the “Escrow Agent”).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of [—], 2015, by and among Buyer, Seller, Aurora Financial Group, Inc., a New Jersey corporation (the “Company”), and William Raftery, an individual (the “Majority Shareholder”) (the “Purchase Agreement”), Buyer has agreed to purchase, and Seller has agreed to sell, one hundred percent (100%) of the issued and outstanding shares of the capital securities of the Company (the “Purchased Securities”); and

WHEREAS, in connection with the closing of the transactions contemplated by the Purchase Agreement, Buyer has agreed to deposit a portion of the funds payable by Buyer for the purchase of the Purchased Securities with Escrow Agent as security for certain indemnification obligations of Seller.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

ESTABLISHMENT OF ESCROW

(a) Pursuant to the Purchase Agreement, simultaneously with the consummation of the sale of the Purchased Securities by Seller to Buyer, Buyer will deposit [—]1 (the “Initial Deposit”) with the Escrow Agent. It is acknowledged that additional deposits may be made following the Initial Deposit. The Initial Deposit as well as any additional deposits, together with any investment earnings thereon, shall hereinafter collectively be referred to as the “Escrow Fund.”

(b) The parties hereto hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to serve, as the escrow agent and depositary subject to the terms and conditions set forth herein. The Escrow Agent shall receive the Initial Deposit and any additional deposits and agrees to hold the Escrow Fund in a separate and distinct account (the “Escrow Account”) which is hereby established and which will be held and disbursed by the Escrow Agent only in accordance with the express terms and conditions of this Agreement. The Escrow Agent may accept an item for deposit into the Escrow Account from anyone. Escrow Agent is not required to question the authority of the person making the deposit.

[1]	NTD: An amount equal to 20% of the Pre-Closing Seller ABV Calculation, as defined in and determined in accordance with the Purchase Agreement. Amount to be filled in upon Closing.

ARTICLE II

INVESTMENT OF ESCROW FUND

2.1 The Escrow Agent is hereby directed to invest the Escrow Fund, including earnings thereon, in a Computershare Trust Company, N.A. Deposit Account (“Deposit Account”). Additional information about the Deposit Account is attached hereto as Schedule I.

2.2 Upon receipt of the Initial Deposit and any additional deposits, the Escrow Agent will invest the Escrow Fund in the indicated investment within one (1) Business Day or such additional time as may be required due to circumstances beyond the Escrow Agent’s control.

2.3 The Escrow Agent shall not be responsible to any party hereto or to any other person or entity for any loss or liability arising in respect of any investment made in accordance with the terms of this Article II.

ARTICLE III

DISBURSEMENTS FROM THE ESCROW ACCOUNT

3.1 Except as otherwise provided in this Article III, the Escrow Agent shall only disburse amounts held in the Escrow Account upon receipt of a joint written notice (“Disbursement Request”) from Buyer and Seller one (1) Business Day prior to the requested disbursement date specifying (i) the amount to be disbursed, (ii) the date of disbursement, (iii) the recipient of the disbursement, and (iv) the manner of disbursement and delivery instructions. A form of Disbursement Request is attached hereto as Annex I. For the avoidance of doubt, if any Disbursement Request authorizes the disbursement of all of the then-remaining Escrow Funds, such Disbursement Request shall constitute a Termination Notice (as defined below) and shall be treated as such in accordance with the provisions of Article VII. Further, the Escrow Agent is authorized to obtain confirmation of such Disbursement Request by telephone call-back to the person or persons designated for verifying such requests on Exhibit B (such person verifying the request shall be different than the person initiating the request).

3.2 From time to time following execution of this Agreement, Buyer may give written notice (a “Notice”) to Seller and the Escrow Agent specifying in reasonable detail the nature and dollar amount of any indemnification claim it may have under Article IX of the Purchase Agreement (each a “Claim”). Prior to making any disbursement pursuant to this Section 3.2, the Escrow Agent shall notify Seller of Escrow Agent’s receipt of a Notice and the date of such receipt and confirm that Seller has also received such Notice. If Seller gives notice to Buyer and the Escrow Agent disputing any Claim (each a “Counter Notice”) within fifteen (15) Business Days following receipt by both the Escrow Agent and Seller of the Notice regarding such Claim, such Claim shall be

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resolved as provided in Section 3.3. If no Counter Notice is received by the Escrow Agent within such fifteen (15) Business Day period, then the dollar amount of the claim by Buyer as set forth in its Notice shall be deemed established for purposes of this Agreement and, at the end of the fifteen (15) Business Day period, the Escrow Agent shall pay to Buyer the dollar amount claimed in the Notice from (and only to the extent of) the Escrow Fund, provided that the Escrow Agent shall not make payment of such Claim unless and until it shall have received written notification from Buyer affirming that the aforesaid fifteen (15) Business Day period has expired, and that it has not received a Counter Notice from Seller. The Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement.

3.3 If a Counter Notice is given with respect to a Claim, the Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Buyer and Seller, or (ii) an order, judgment or decree that is the final and non-appealable ruling of a court of competent jurisdiction.

ARTICLE IV

COMPENSATION; EXPENSES

As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Exhibit A to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the carrying out of its duties under this Agreement. Buyer, on the one hand, and Seller, on the other hand, shall each pay fifty percent (50%) such fees and expenses.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants as of the date hereof and each date prior to the termination of this Agreement as follows:

(a)	such party is duly organized, validly existing and in good standing under the laws of the State of its organization;

(b)	such Party is in full compliance with all applicable anti-money laundering and anti-terrorist financing laws and regulations;

(c)	the Escrow Account will be used by such Party for business use only and not primarily for personal, family or household use;

(d)	such Party will not use the Escrow Account for illegal transactions, including, without limitation, those prohibited by the Unlawful Internet Gambling Enforcement Act, 31 U.S.C. Section 5361 et. seq.

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ARTICLE VI

EXCULPATION AND INDEMNIFICATION

6.1 (a) The obligations and duties of the Escrow Agent are confined to those specifically set forth in this Agreement which obligations and duties shall be deemed purely ministerial in nature. No additional obligations and duties of the Escrow Agent shall be inferred or implied from the terms of any other documents or agreements, notwithstanding references herein to other documents or agreements. In the event that any of the terms and provisions of any other agreement between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control the duties of the Escrow Agent in all respects. The Escrow Agent shall not be subject to, or be under any obligation to ascertain or construe the terms and conditions of any other instrument, or to interpret this Agreement in light of any other agreement whether or not now or hereafter deposited with or delivered to the Escrow Agent or referred to in this Agreement. The Escrow Agent shall not be obligated to inquire as to the form, execution, sufficiency, or validity of any such instrument nor to inquire as to the identity, authority, or rights of the person or persons executing or delivering same. The Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or document. The parties hereto shall provide the Escrow Agent with a list of authorized representatives, initially authorized hereunder as set forth on Exhibit B; as such Exhibit B may be amended or supplemented from time to time by delivery of a revised and re-executed Exhibit B to the Escrow Agent. The Escrow Agent may, but is not required to, investigate payment instructions, make further inquiries, and, where required, block or reject services due to domestic or global economic or trade-based sanctions. Notwithstanding the foregoing sentence, the Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the parties or by a person or persons authorized by the parties. The Escrow Agent specifically allows for receiving direction by written or electronic transmission from an authorized representative with the following caveat, the Parties agree to indemnify and hold harmless the Escrow Agent against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) incurred or sustained by the Escrow Agent as a result of or in connection with the Escrow Agent’s reliance upon and compliance with instructions or directions given by written or electronic transmission, provided, however, that such Losses have not arisen from the gross negligence or willful misconduct of the Escrow Agent, it being understood that forbearance on the part of the Escrow Agent to verify or confirm that the person giving the instructions or directions, is, in fact, an authorized person shall not be deemed to constitute gross negligence or willful misconduct.

(b) In the event funds transfer instructions are given to the Escrow Agent pursuant to the terms of this Agreement (other than with respect to fund transfers to be made contemporaneously with the execution of this Agreement), regardless of the method used to transmit such instructions, such instructions must be given by an individual designated on Exhibit B. Further, the Escrow Agent is authorized to obtain and rely upon confirmation of such instructions by telephone call-back to the person or persons designated for verifying such instructions on Exhibit B (such person verifying the instruction shall be different than the person initiating the instruction). The Escrow

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Agent may require any party hereto which is entitled to direct the delivery of fund transfers to designate a phone number or numbers for purposes of confirming the requested transfer. The parties hereto aside from the Escrow Agent agree that the Escrow Agent may delay the initiation of any fund transfer until all security measures it deems to be necessary and appropriate have been completed and shall incur no liability for such delay.

6.2 The Escrow Account shall be maintained in accordance with applicable laws, rules and regulations and policies and procedures of general applicability to escrow accounts established by the Escrow Agent. The Escrow Agent shall not be liable for any act that it may do or omit to do hereunder in good faith and in the exercise of its own best judgment or for any damages not directly resulting from its gross negligence or willful misconduct. Without limiting the generality of the foregoing sentence, it is hereby agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent’s duties hereunder, notwithstanding that the Escrow Agent was advised or otherwise made aware of the possibility of such damages. The Escrow Agent shall not be liable for acts of God, acts of war, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent’s reasonable control. Any act done or omitted to be done by the Escrow Agent pursuant to the advice of its attorneys shall be conclusively presumed to have been performed or omitted in good faith by the Escrow Agent.

6.3 In the event the Escrow Agent is notified of any dispute, disagreement or legal action relating to or arising in connection with the escrow, the Escrow Fund, or the performance of the Escrow Agent’s duties under this Agreement, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings, arbitration, or other means as, in the Escrow Agent’s discretion, it may require. Furthermore, if confronted with conflicting demands such that it determines in good faith that it risks incurring expense or liability regardless of any action it may take or refrain from taking, the Escrow Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized, at its option, to deposit with the court in which such action is filed, all documents and funds held in escrow, except all costs, expenses, charges, and reasonable attorneys’ fees incurred by the Escrow Agent due to the interpleader action and which Buyer and Seller agree on a joint and several basis to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all subsequent obligations and liability otherwise imposed by the terms of this Agreement.

6.4 The Parties hereby agree, on a joint and several basis, to indemnify and hold the Escrow Agent, and its directors, officers, employees, and agents, harmless from and against all costs, damages, judgments, reasonable attorneys’ fees (whether such attorneys shall be regularly retained or specifically employed), expenses, obligations and liabilities

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of every kind and nature which the Escrow Agent, and its directors, officers, employees, and agents, may incur, sustain, or be required to pay in connection with or arising out of this Agreement, unless the aforementioned results from the Escrow Agent’s gross negligence or willful misconduct, and to pay the Escrow Agent on demand the amount of all such costs, damages, judgments, reasonable attorneys’ fees, expenses, obligations, and liabilities. The costs and expenses of enforcing this right of indemnification also shall be paid fifty percent (50%) by the Buyer and fifty percent (50%) by Seller. If Buyer, on the one hand, and Seller, on the other hand (each, a “Paying Party”) pays any amount pursuant to this Section 6.4 for which the other (or others) (the “Non-Paying Party”) is liable in accordance with this Agreement, the Paying Party shall be entitled to reimbursement from the Non-Paying Party, including, in the case of Buyer, by way of disbursement from the Escrow Fund. The foregoing indemnities in this paragraph shall survive the resignation or substitution of the Escrow Agent and the termination of this Agreement.

ARTICLE VII

TERMINATION OF AGREEMENT

This Agreement shall terminate:

(a) On the termination date set forth in a properly executed and delivered Termination Notice (as defined below). The Parties may, at any time, terminate this Agreement by delivering to the Escrow Agent written notice (the “Termination Notice”) signed by the Parties setting forth (i) the requested termination date and (ii) instructions for the return or delivery of the parties’ then-escrowed property. The Termination Notice shall be received by the Escrow Agent not fewer than two (2) Business Days prior to the requested termination date. A form of Termination Notice is attached hereto as Exhibit C.

(b) Should the Parties terminate the Agreement pursuant to this Article VII, it is understood and agreed by each of them that the Escrow Agent shall be entitled to keep any monies paid to it in respect of fees or expenses previously due and owing.

ARTICLE VIII

RESIGNATION OF ESCROW AGENT

The Escrow Agent may resign at any time upon giving at least thirty (30) days prior written notice to Buyer and Seller; provided that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Buyer and Seller shall use their best efforts to select a successor escrow agent within thirty (30) days after receiving such notice. If Buyer and Seller fail to appoint a successor escrow agent within such time, the Escrow Agent shall have the right at the expense of Buyer and Seller, severally and not jointly, to petition any court of general jurisdiction sitting in New York, New York for the appointment of a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally

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named as escrow agent. Upon delivery of such instrument, the Escrow Agent shall be discharged from any further duties and liability under this Agreement. The Escrow Agent shall be paid any outstanding fees and expenses prior to transferring assets to a successor escrow agent.

ARTICLE IX

NOTICES

All notices required by this Agreement shall be in writing and shall be deemed to have been received (a) immediately if sent by facsimile transmission (with a confirming copy sent the same Business Day by registered or certified mail or by nationally recognized overnight courier), or by hand delivery (with signed return receipt), (b) the next Business Day if sent by nationally recognized overnight courier or (c) the second following Business Day if sent by registered or certified mail, in any case to the respective addresses as follows:

Notices involving claims or objections to claims must be sent by registered or certified mail or by overnight courier and may not be sent via facsimile.

If to Buyer, to:

CHMI Solutions Inc.

301 Harper Drive, Suite 110

Moorestown, NJ 08057

Attn:	Martin Levine
Email:	martin.levine@chmm.com

with copies (which shall not constitute notice) to:

Zukerman Gore Brandeis & Crossman, LLP

Eleven Times Square

New York, New York 10036

Attn:	Nathaniel S. Gore, Esq.
Email:	Ngore@zukermangore.com

If to Seller, to:

Aurora Financial Holding Company, Inc.

9 Eves Drive, Suite 190

Marlton, NJ 08053

Attn: William Raftery
Email: Billr@auroralending.com

with copies (which shall not constitute notice) to:

Fortis Legal, LLC

1045 First Avenue, Suite 120

King of Prussia, PA 19406

Attn: Mark A. Beaver, Esq.

Email: mbeaver@fortislegalpa.com

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If to the Escrow Agent:

[—]

Attention: [—]

Telephone: [—]

Fax: [—]

Email address

ARTICLE X

TAX REPORTING

10.1 The Escrow Agent shall, for each calendar year (or portion thereof) that the Escrow Account is in existence, report the income of the Escrow Account (i) to Seller, and (ii) to the IRS, as required by law. The parties to this Agreement agree that they will not take any position in connection with the preparation, filing or audit of any tax return that is in any way inconsistent with the foregoing determination or the information returns or reports provided by the Escrow Agent.

10.2 The Parties understand and agree that they are required to provide the Escrow Agent with a properly completed and signed Tax Certification (as defined below) and that the Escrow Agent may not perform its duties hereunder without having been provided with such Tax Certification. Accordingly, the parties hereto other than the Escrow Agent understand and agree that unless and until all parties hereto have provided Tax Certifications to the Escrow Agent, the Escrow Account shall not be invested as otherwise provided herein nor shall disbursements be made from the Escrow Account as otherwise provided at Article III. In the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), an original IRS Form W-9 (or applicable successor form) will be provided. In the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (hereinafter a “foreign person”), an original applicable IRS Form W-8ECI, W-8IMY, W-8EXP or W-8BEN (or applicable successor form), along with any required attachments, will be provided to the Escrow Agent. As used herein “Tax Certification” shall mean an IRS form W-9 or W-8 as described above. Under current law, the applicable IRS Form W-8ECI, W-8IMY, W-8EXP or W-8BEN generally will expire every three (3) years and must be replaced with another properly completed and signed original sent to the Escrow Agent. A new original IRS Form W-8, indicating the relevant Escrow Account number, (or such other information or forms as required by law) must be delivered by each foreign person to, and received by, the Escrow Agent either prior to December 31st of the calendar year inclusive of the third (3rd) anniversary date of the date listed on the previously submitted form or as otherwise required by law.

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10.3 The Escrow Agent will comply with any U.S. tax withholding or backup withholding and reporting requirements that are required by law. With respect to earnings allocable to a foreign person, the Escrow Agent will withhold U.S. tax as required by law and report such earnings and taxes withheld, if any, for the benefit of such foreign person on IRS Form 1042-S (or any other required form), unless such earnings and withheld taxes are exempt from reporting under Treasury Regulation Section 1.1461-1(c)(2)(ii) or under other applicable law. With respect to earnings allocable to a United States person, the Escrow Agent will report such income, if required, on IRS Form 1099 or any other form required by law. The IRS Forms 1099 and/or 1042-S shall show the Escrow Agent as payor and Seller as payee.

10.4 The Parties hereby (i) represent and warrant each for themselves that, as of the date this Agreement is made and entered into, the Escrow Account is not a Qualified Settlement Fund, Designated Settlement Fund, or Disputed Ownership Fund within the meaning of Section 468B of the Code (and the regulations thereunder) and (ii) covenant that they shall not take, fail to take or permit to occur any action or inaction, on or after the date this Agreement is made and entered into, that causes the Escrow Account to become such a Qualified Settlement Fund, Designated Settlement Fund, or Disputed Ownership Fund at any time.

10.5 The Parties to this Agreement agree that they are not relieved of their respective obligations, if any, to prepare and file information reports under Section 6041 of the Code, and the Treasury regulations thereunder, with respect to amounts of imputed interest income, as determined pursuant to Sections 483 or 1272 of the Code. The Escrow Agent shall not be responsible for determining or reporting such imputed interest.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1 Each party hereto represents and warrants that such party has all requisite corporate or other power, authority and capacity, and such other consents and approvals as are required to enter into this Agreement and to perform the obligations required of it hereunder and thereunder. The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly and validly authorized by all necessary action. This Agreement constitutes a valid and legally binding agreement of such party enforceable in accordance with its terms, and no offset, counterclaim or defense exists to the full performance by such party of this Agreement, except as the same may be limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and by general equity principles.

11.2 This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

11.3 Any bank or corporation into which the Escrow Agent may be merged or with which it may be consolidated, or any bank or corporation to whom the Escrow Agent may transfer a substantial amount of its escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

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11.4 This Agreement may be amended, modified, and/or supplemented only by an instrument in writing executed by all parties hereto.

11.5 This Agreement may be executed by the parties hereto individually or in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement. This Agreement, signed and transmitted by facsimile machine or pdf file, is to be treated as an original document and the signature of any party hereon, if so transmitted, is to be considered as an original signature, and the document so transmitted is to be considered to have the same binding effect as a manually executed original.

11.6 The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement. Any references in this Agreement to any other agreement, instrument, or document are for the convenience of the parties and shall not constitute a part of this Agreement.

11.7 As used in this Agreement, “Business Day” means a day other than a Saturday, Sunday, or other day when banking institutions in New York, New York are authorized or required by law or executive order to be closed.

11.8 This Agreement constitutes a contract solely among the parties by which it has been executed and is enforceable solely by the parties by which it has been executed and no other persons. It is the intention of the parties hereto that this Agreement may not be enforced on a third party beneficiary or any similar basis.

11.9 The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

11.10 No party hereto shall assign its rights hereunder until its assignee has submitted to the Escrow Agent (i) Patriot Act disclosure materials and the Escrow Agent has determined that on the basis of such materials it may accept such assignee as a customer and (ii) assignee has delivered an IRS Form W-8 or W-9, as appropriate, to the Escrow Agent which the Escrow Agent has determined to have been properly signed and completed. In addition, the foregoing rights to assign shall be subject, in the case of any party having an obligation to indemnify the Escrow Agent, to the Escrow Agent’s approval based upon the financial ability of assignee to indemnify it being reasonably comparable to the financial ability of assignor, which approval shall not be unreasonably withheld. Notwithstanding the foregoing or any other provision hereof, neither Seller nor Buyer may assign its right or obligations hereunder without the prior written consent of the other party.

11.11 Any claim against the Escrow Agent arising out of or relating to this Agreement shall be settled by arbitration in accordance with the commercial rules of the American Arbitration Association. Arbitration proceedings conducted pursuant to this Article XI shall be held in [—], New Jersey.

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11.12 Escrow Agent will treat information related to this Agreement as confidential but, unless prohibited by law, the Parties authorize the transfer or disclosure of any information relating to the Agreement to and between the subsidiaries, officers, affiliates and other representatives and advisors of Escrow Agent and third parties selected by any of them, wherever situated, for confidential use in the ordinary course of business, and further acknowledge that Escrow Agent and any such subsidiary, officer, Affiliate or third party may transfer or disclose any such information as required by any law, court, regulator or legal process.

[signatures appear on the following page(s)]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Buyer:

CHMI SOLUTIONS, INC.

By:
Name:
Title:

Seller:

AURORA FINANCIAL HOLDING COMPANY, INC.

By:
Name:
Title:

Escrow Agent:

[—]

By:
Name:
Title:

Escrow Agreement

EXHIBIT A

ESCROW AGENT FEE SCHEDULE

[AN “EXHIBIT B” MUST BE COMPLETED AND EXECUTED FOR EACH PARTY TO THE AGREEMENT]

EXHIBIT B

Escrow Agreement Dated as of [date] by and among [Designate Parties]

Certificate of Authorized Representatives – [Designate Party]

Name:	Name:

Title:	Title:

Phone:	Phone:

Facsimile:	Facsimile:

E-mail:	E-mail:

Signature:	Signature:

Fund Transfer / Disbursement Authority Level:		Fund Transfer / Disbursement Authority Level:

☐	Initiate	☐	Initiate
☐	Verify transactions initiated by others	☐	Verify transactions initiated by others

Name:	Name:

Title:	Title:

Phone:	Phone:

Facsimile:	Facsimile:

E-mail:	E-mail:

Signature:	Signature:

Fund Transfer / Disbursement Authority Level:		Fund Transfer / Disbursement Authority Level:

☐	Initiate	☐	Initiate
☐	Verify transactions initiated by others	☐	Verify transactions initiated by others

The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the person or persons identified above including without limitation, to initiate and verify funds transfers as indicated.

[Name of Party]:

By:
Name:
Title:

Date:

EXHIBIT C

FORM OF TERMINATION NOTICE

[Date]

[—]

Attention: [—]

Fax:

NOTICE OF TERMINATION

Ladies and Gentlemen:

We refer you to that certain Escrow Agreement (the “Agreement”), dated as of [—], among CHMI Solutions, Inc., Aurora Financial Holding Company, Inc., and [—], a photocopy of which is attached hereto. Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

We hereby notify you, in accordance with the terms and provisions of Article VII(a) of the Agreement, that we are terminating the Agreement. Accordingly, we request that you terminate the Agreement as of [—]2. Those undertakings that, under the provisions of the Agreement, shall survive termination of the Agreement shall continue as provided therein. All Escrow Funds or items of property thereafter on deposit or held in the Escrow Account or by the Escrow Agent pursuant to the Agreement shall, concurrently with the termination of the Agreement, be delivered by, as applicable, federal wire transfer or nationally recognized overnight courier service as follows:

[Describe escrowed property or funds amount to be delivered]:

To [Designate Party], at: [insert fed wire instructions or physical address for overnight courier delivery].

Very truly yours,

BUYER:		SELLER:

CHMI SOLUTIONS, INC.		AURORA FINANCIAL HOLDING COMPANY, INC.

By:	By:
Name:		Name:
Title:		Title:

[2]	Date should be not fewer than 2 Business Days after the date of this Notice.

SCHEDULE I

ESCROW ACCOUNT INVESTMENT INFORMATION

ANNEX I

FORM OF DISBURSEMENT REQUEST

[Date]

[—]

Attention: [—]

Fax:

DISBURSEMENT REQUEST

Ladies and Gentlemen:

We refer you to that certain Escrow Agreement (the “Agreement”), dated as of [—], among CHMI Solutions, Inc., Aurora Financial Holding Company, Inc., [—], as Escrow Agent. Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

Pursuant to the provisions of the Agreement, you are hereby directed to disburse funds held in the Escrow Account as follows:

(i) [the amount to be disbursed],

(ii) [the date of disbursement],

(iii) [the recipient of the disbursement, and]

(iv) [the manner of disbursement and delivery instructions (including wiring instructions if applicable.]

Very truly yours,

BUYER:		SELLER:

CHMI SOLUTIONS, INC.		AURORA FINANCIAL HOLDING COMPANY, INC.

By:	By:
Name:		Name:
Title:		Title:

EXHIBIT B

MUTUAL RELEASE

This Mutual Release (this “Release”), dated as of             , 2015 (the “Effective Date”), is made by and among AURORA FINANCIAL HOLDING COMPANY, INC., a New Jersey corporation (“Seller”), AURORA FINANCIAL GROUP, INC., a New Jersey corporation (the “Company”), and WILLIAM RAFTERY, an individual (the “Majority Shareholder”). Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Stock Purchase Agreement (as defined below).

WHEREAS, Seller, the Company, the Majority Shareholder and CHMI Solutions, Inc., as buyer, entered into a Stock Purchase Agreement dated as of February     , 2015 (the “Stock Purchase Agreement”) for the sale of all of the Capital Securities of the Company.

WHEREAS, it is a condition to the closing of the transactions contemplated by the Stock Purchase Agreement that the Seller, Company and Majority Seller contemporaneously enter into this Release.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Mutual Releases.

(a) Release by Seller and Majority Shareholder. Effective as of the Effective Date, Seller and the Majority Shareholder (the “Selling Parties”) hereby release and forever discharge the Company and all of its respective shareholders, officers, directors, agents, employees, attorneys, parents, subsidiaries, affiliates, predecessors, successors and assigns (each, a “Company Releasee” and collectively, “Company Releasees”) from any and all claims, demands, causes of action, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Selling Parties’ or their heirs, executors, administrators, successors and assigns ever had, now have or may hereafter have against the respective Company Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising from any act or omission or condition occurring contemporaneously with or prior to the Effective Date, whether based on equity, tort, contract (express or implied), or any federal, state, or local law, statute, or regulation in the broadest sense. The Selling Parties hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Company Releasee, based upon any matter purported to be released hereby.

(b) Release by Company. Effective as of the Effective Date, the Company hereby releases and forever discharges the Selling Parties and each of their heirs, executors, administrators, successors and assigns (each, a “Seller Releasee” and collectively, “Seller Releasees”) from any and all claims, demands, causes of action, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Company or its respective heirs, executors, administrators, shareholders, officers, directors, agents, employees, attorneys, parents, subsidiaries, affiliates, predecessors, successors and assigns ever had, now have or may hereafter have against the respective Seller Releasees arising contemporaneously with or prior to the Effective Date or on account of or arising from any act or omission or condition occurring contemporaneously with or prior to the Effective Date, whether based on equity, tort, contract (express or implied), or any federal, state, or local law, statute, or regulation in the broadest sense. The Company hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Seller Releasee, based upon any matter purported to be released hereby.

(c) Nothing in this Section 1 shall be deemed to (i) release any party from any of their liabilities or obligations pursuant to this Release, the Stock Purchase Agreement or any other Transaction Document, (ii) release the Company from any accrued liabilities payable by it to Seller and/or the Majority Seller as reflected in the final calculation of the Purchase Price in the Stock Purchase Agreement, (iii) release any interest of the Majority Shareholder in any 401(k) plan of the Company for which employees of the Company have been eligible to participate or (iv) affect Seller’s interest in, or release any of Seller’s rights under, the Asset Purchase Agreement after giving effect to the assignment of rights thereunder by the Company to Seller.

2. Successors and Assigns. This Release shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

3. Modification and Waiver. No supplement, modification, waiver or termination of this Release or any provision hereof shall be binding unless executed in writing by all the parties hereto.

4. Counterparts. Any number of counterparts of this Release may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement. Delivery of an executed counterpart of a signature page to this Release by telecopier or PDF shall be as effective as delivery of a manually executed counterpart of this Release.

5. Governing Law. This Release shall be governed by the laws of the State of New Jersey.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed this Mutual Release as of the date first written above.

COMPANY:

AURORA FINANCIAL GROUP, INC.

By:
Name:
Title:

SELLER:

AURORA FINANCIAL HOLDING COMPANY, INC.

By:
Name:
Title:

MAJORITY SHAREHOLDER:

William Raftery

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